                                                                   EXHIBIT 10.88


               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

                                      AMONG

                      NATIONAL FINANCIAL AUTO FUNDING TRUST,

                       NATIONAL AUTO FINANCE COMPANY, INC.

                                       AND


                            FIRST UNION NATIONAL BANK





                           DATED AS OF MARCH 31, 1999


               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

                               TABLE OF CONTENTS

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SECTION 1. DEFINITIONS ..................................................      1
      1.1  Defined Terms ................................................      1

SECTION 2. COMMITMENT TO LEND ...........................................     18
      2.1  Establishment of Line of Credit ..............................     18
      2.2  Term Loan ....................................................     18
      2.3  Special Provisions Regarding Lender's Model Amount ...........     18
      2.4  Use of Proceeds ..............................................     19
      2.5  Removal of Underlying Transactions from the Borrowing Base ...     19

SECTION 3. BORROWING PROCEDURES; CERTAIN LOAN TERMS .....................     19
      3.1  Borrowing Procedures for Revolving Loans; Deemed Requests
           for Amounts Due on each Payment Date .........................     19
      3.2  Conversion to Term Loan; Swap Agreement Requirement ..........     21
      3.3  Capital Adequacy .............................................     21

SECTION 4. INTEREST AND FEES ............................................     22
      4.1  Revolving Loans ..............................................     22
      4.2  Term Loan ....................................................     22
      4.3  Method of Calculating Interest and Fees ......................     22

SECTION 5. REPAYMENT OF PRINCIPAL .......................................     22
      5.1  Principal Payments and Prepayments ...........................     22
      5.2  Term Loan Principal Payments .................................     23
      (c)  Put Option; Release of Lien ..................................     23

SECTION 6. APPLICATION OF AMOUNTS ON DEPOSIT IN ACCOUNTS ................     24
      6.1  Application of Amounts .......................................     24
      6.2  Taxes ........................................................     25

SECTION 7. BORROWER'S AND NAFI'S REPRESENTATIONS AND WARRANTIES .........     26
      7.1  Existence and Power ..........................................     26
      7.2  Transaction Documents Authorized; Binding Obligations ........     26
      7.3  No Conflict; Legal Compliance ................................     26
      7.4  Executive Offices ............................................     26
      7.5  Litigation ...................................................     27
      7.6  Consents and Approvals .......................................     27
      7.7  Other Agreements .............................................     27
      7.8  Margin Regulations ...........................................     29


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    7.9  Taxes ...............................................................     29
    7.10 Solvency ............................................................     30
    7.11 Material Adverse Change .............................................     30
    7.12 Good Title to the Collateral; First Priority Security Interest ......     30
    7.13 Investment Company Act ..............................................     30
    7.14 Early Amortization Events ...........................................     30
    7.15 FSA Indebtedness ....................................................     30
    7.16 Representations with respect to NAFI ................................     31
    7.17 Delivery of Physical Certificates ...................................     33
    7.19 Survival of Representations and Warranties ..........................     33

SECTION 8. AFFIRMATIVE COVENANTS OF THE BORROWER AND NAFI ....................     33
    8.1  Borrowing Base Certificates; Additional Access and Information ......     33
    8.2  Existence; Compliance with Law, Books and Records, Commingling
         of Funds ............................................................     34
    8.3  Reserved ............................................................     34
    8.4  Notice of Liens .....................................................     34
    8.5  Obligations with Respect to Contracts  ..............................     34
    8.6  Preservation of Security Interest ...................................     35
    8.7  Reserved ............................................................     35
    8.8  Separately Taxable Entity ...........................................     35
    8.9  Taxable Income from the Contracts ...................................     35
    8.10 Maintenance of Swap Agreement .......................................     35
    8.11 Enforcement of Underlying Documents .................................     35
    8.12 Borrower's Identity .................................................     35
    8.13 Audit Reports .......................................................     35
    8.14 Financial Statements ................................................     36
    8.15 Inspection ..........................................................     36
    8.16 Covenants With Respect to NAFI ......................................     36
    8.17 Cooperation in Connection with Participations .......................     37
    8.18 Agreement to Hold in Trust ..........................................     37
    8.19 Communication with Accountants ......................................     37
    8.20 Performance of Servicing Duties .....................................     37
    8.21 Joint and Several Liability .........................................     37
    8.22 Maintenance of Lockbox ..............................................     38

SECTION 9. NEGATIVE COVENANTS OF THE BORROWER AND NAFI .......................     38
    9.1  Liens; Negative Pledges; and Encumbrances ...........................     38
    9.2  Expenditures and Acquisitions .......................................     38
    9.3  Disposition of Assets ...............................................     38
    9.4  Indebtedness and Guarantees .........................................     38
    9.5  No Subsidiaries .....................................................     38
    9.6  Amendments of Charter Documents; Transaction Documents ..............     38
    9.7  No Use of Lender's Name .............................................     39


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    9.8   Limitation on Activities of Borrower .....................     39
    9.9   Insolvency Proceedings ...................................     39
    9.10  No Redemption ............................................     39
    9.11  No Advances ..............................................     39
    9.12  Guarantees ...............................................     39
    9.13  ERISA ....................................................     39

SECTION 10. GRANTS OF SECURITY INTEREST; THE COLLATERAL ............     40
   10.1   Security Interest ........................................     40
   10.2   Creation of Accounts; Investments ........................     42

SECTION 11. RELATIONSHIP AMONG THE BANKS ...........................     42
   11.1   Appointment and Authorization ............................     42
   11.2   Delegation of Duties .....................................     43
   11.3   Liability of Agent .......................................     43
   11.4   Reliance by the Agent ....................................     43
   11.5   Notice of Default ........................................     44
   11.6   Credit Decision ..........................................     44
   11.7   Indemnification by Banks .................................     44
   11.8   Reserved .................................................     45
   11.9   Successor Agent ..........................................     45
   11.10  Collateral Matters .......................................     46
   11.11  No Petition Covenant .....................................     46
   11.12  Documents ................................................     46
   11.13  Indemnification by Borrower ..............................     46
   11.14  Costs and Expenses .......................................     47
   11.15  Reliance by the Banks ....................................     48

SECTION 12. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS ............     48
   12.1   Notice ...................................................     48
   12.2   Default ..................................................     48
   12.3   Warranties ...............................................     48
   12.4   Additional Documents; Financing Statements ...............     48
   12.5   No Material Adverse Change ...............................     48

SECTION 13. CONDITIONS PRECEDENT TO INITIAL REVOLVING LOAN .........     48
   13.1   Note .....................................................     48
   13.2   Other Agreements and Financing Statements ................     48
   13.3   Resolutions ..............................................     50
   13.4   Incumbency Certificate ...................................     51
   13.5   By-laws ..................................................     51
   13.6   Certificate of Incorporation .............................     51
   13.7   Good Standing ............................................     51
   13.8   UCC Searches .............................................     51


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   13.9   Fees and Costs .............................................     51
   13.10  Other Transaction Document Conditions ......................     52
   13.11  Due Diligence ..............................................     52
   13.12  Reliance Letters ...........................................     52
   13.13  Reserved ...................................................     52
   13.14  No Material Adverse Change .................................     52
   13.15  Reserved ...................................................     52
   13.16  Opinions ...................................................     52
   13.17  Certified Copies of Underlying Transaction Documents .......     52

SECTION 14. EVENTS OF DEFAULT AND REMEDIES ...........................     53
   14.1   Events of Default ..........................................     53
   14.2   Waiver of Default ..........................................     54
   14.3   Remedies ...................................................     54
   14.4   Rights and Remedies Cumulative .............................     56
   14.5   Intercreditor Agreement; Limitation on Amounts Due .........     56

SECTION 15. EXPENSES AND INDEMNITIES .................................     57
   15.1   Expenses ...................................................     57
   15.2   Indemnification ............................................     58
          (a) General Indemnity ......................................     58
          (b) Procedures for Suits ...................................     58
          (c) Survival; Defense ......................................     59

SECTION 16. MISCELLANEOUS ............................................     59
   16.1   Survival ...................................................     59
   16.2   No Waiver by Lender ........................................     59
   16.3   Notices ....................................................     59
   16.4   Headings ...................................................     60
   16.5   Severability ...............................................     60
   16.6   Entire Agreement; Construction; Amendments and Waivers .....     60
   16.7   Reliance by Lender .........................................     60
   16.8   Marshaling; Payments Set Aside .............................     60
   16.9   No Set-Offs by Borrower or NAFI ............................     61
   16.10  Binding Effect, Assignment and Transfer ....................     61
   16.11  Counterparts ...............................................     61
   16.12  Equitable Relief ...........................................     61
   16.13  Governing Law ..............................................     62
   16.14  Consent to Jurisdiction ....................................     62
   16.15  Waiver of Jury Trial .......................................     62
   16.16  No Petition by Lender or Agent .............................     62
   16.18  General Interpretive Principles ............................     63


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                                INDEX OF EXHIBITS

Exhibit A      Form of Note
Exhibit B      Form of Request for Borrowing
Exhibit C      Form of Borrowing Base Report
Exhibit D      Form of Payment Schedule
Exhibit E      Borrower's Swap Account Information
Exhibit F      Definitions of "Available Amounts"
Exhibit G      Form of Irrevocable Instruction Letter
Exhibit H      Exceptions to Sections 7.5 and 7.18(c)
               Litigation Concerning NAFI and or the Borrower

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

         THIS REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT is dated as of March 31, 1999, by and among National Financial Auto Funding Trust, a Delaware business trust ("Borrower"), National Auto Finance Company, Inc. ("NAFI") and First Union National Bank ("Lender").


                                    RECITALS

         A. Borrower desires to obtain from Lender a revolving credit facility in the principal amount of up to the Facility Amount for a period of up to two years, which shall then convert to a term loan for up to a four year period, in either case secured by, among other things, all Free Cash Flow (as defined herein) payable to the Borrower from various securitization entities affiliated with the Borrower, and other amounts, all as more particularly described below; and

         B. Lender has agreed to make such loans to Borrower, but only upon the terms and subject to the conditions hereinafter set forth and in reliance on the representations and warranties set forth herein.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

         1.1 DEFINED TERMS. As used herein, the following terms have the following meanings:

         "1995-1 INSURANCE AND INDEMNITY AGREEMENT" means the Insurance and Indemnity Agreement, dated as of November 21, 1995, among NAFI, the Borrower and FSA, as amended.

         "1995-1 POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement, dated as of October 1, 1995, among the Borrower, as transferor, NAFI, as master servicer, and Harris, as trustee and collateral agent, as amended.

         "1995-1 TRANSACTION" means the transactions contemplated and put into effect by the Underlying Transaction Documents related to the 1995-1 Pooling and Servicing Agreement and the 1995-1 Insurance and Indemnity Agreement.

         "1996-1 INSURANCE AND INDEMNITY AGREEMENT" means the Insurance and Indemnity Agreement, dated as of November 13, 1996, among NAFI, the Borrower and FSA as amended.

         "1996-1 POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement, dated as of October 21, 1996, among the Borrower, NAFI, as servicer, and Harris, as trustee and collateral agent, as amended.

         "1996-1 TRANSACTION" means the transactions contemplated and put into effect by the Underlying Transaction Documents related to the 1996-1 Pooling and Servicing Agreement and the 1996-1 Insurance and Indemnity Agreement.

         "1997-1 INSURANCE AND INDEMNITY AGREEMENT" means the Insurance and Indemnity Agreement, dated as of July 23, 1997, among FSA, National Auto Finance 1997-1 Trust, the Borrower and NAFI, as amended.

         "1997-1 INDENTURE" means the Indenture, dated June 29, 1997, between National Auto Finance 1997-1 Trust, as issuer, and Harris, as indenture trustee, as amended.

         "1997-1 SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement, dated as of June 20, 1997, among National Auto Finance 1997-1 Trust, as issuer, the Borrower, as seller, NAFI, as servicer, and Harris, as trust collateral agent and back-up servicer, as amended.

         "1997-1 TRANSACTION" means the transactions contemplated and put into effect by the Underlying Transaction Documents related to the 1997-1 Sale and Servicing Agreement and the 1997-1 Insurance and Indemnity Agreement.

         "1998-1 INSURANCE AND INDEMNITY AGREEMENT" means the Insurance and Indemnity Agreement, dated as of January 20, 1998, among FSA, National Auto Finance 1998-1 Trust, the Borrower and NAFI, as amended.

         "1998-1 INDENTURE" means the Indenture, dated as of December 15, 1997, between National Auto Finance 1998-1 Trust, as Issuer, and Harris, as Indenture Trustee, as amended.

         "1998-1 SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement, dated as of December 15, 1997, among National Auto Finance 1998-1 Trust, as issuer, the Borrower, as seller, NAFI, as servicer, and Harris, as trust collateral agent and back-up servicer, as amended.

         "1998-1 TRANSACTION" means the transactions contemplated and put into effect by the Underlying Transaction Documents related to the 1998-1 Sale and Servicing Agreement and the 1998-1 Insurance and Indemnity Agreement.

         "ACCRUED INTEREST" means, for any Payment Date, an amount equal to the sum of the product of one-three hundred sixtieth of the Interest Rate and the outstanding principal balance of each of the Loans on each day of the Collection Period related thereto.

         "AFFILIATE" means, with respect to any Person, each Person that controls, is controlled by or is under common control with such Person or any affiliate of such Person, provided, however, that in no case shall Lender be deemed to be an Affiliate of Borrower for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" has the meaning set forth in Section 11.1 hereof.

         "AGENT-RELATED PERSONS" means the Lender and any successor Agent appointed pursuant to Section 11.9, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGGREGATE CONTRACT BALANCE" means at any time of determination and for one or more Underlying Transactions, as the context may require, an amount equal to the sum of the Contract Balances of all of the Contracts.

         "AGREEMENT" means this Revolving Credit, Term Loan and Security Agreement dated as of March 31, 1999, including all amendments, modifications and supplements hereto, renewals, extensions or restatements hereof, and all appendices, exhibits and schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect from time to time.

         "AMORTIZATION PERIOD BORROWING BASE" means the product of the Borrowing Base multiplied by the Conversion Date Borrowing Base Ratio.

         "AVAILABLE FUNDS" means, as of the date of determination, an amount equal to the lesser of (a) the Borrowing Base; and (b) the Facility Amount minus the Borrowed Funds.

         "BACK-UP SERVICER" shall mean, initially, CSC LOGIC/MSA LLP d/b/a Loan Servicing Enterprise, and thereafter, the Person appointed by the Servicer and acceptable to Lender to perform the duties of Back-up Servicer.

         "BANK" means an assignee of the Lender to whom the Lender transfers all or part of the Loans pursuant to either a sale or a participation agreement.

         "BANKRUPTCY CODE" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

         "BORROWER" shall mean National Financial Auto Funding Trust, a Delaware business trust.

         "BORROWER'S ACCOUNT" shall mean the account specified in Exhibit E hereto, or such other account as may be specified from time to time by Borrower in writing.

         "BORROWED FUNDS" means, as of the date of determination, the aggregate amount of all Loans hereunder minus any amounts thereof that the Borrower has previously repaid to the Lender as provided herein.

         "BORROWING BASE" means, as of and for any date of determination, an amount equal, in each instance as reported on the most recently submitted Borrowing Base Report, to the least of

(i) the product of (x) 0.26 and (y), with respect to the related Due Period, the sum of (1) all of the amounts deposited in (A) all of the Underlying Spread Accounts and (B) any other deposit, trust or reserve accounts created for any Original Underlying Transaction the purpose and mechanics of which are materially similar to those of the Spread Accounts and from which funds are sent directly to the Lender and (2) the sum of the following amounts as determined with respect to each Original Underlying Transaction subject, as of the date of determination, to the Lien of this Agreement: the excess of (A) the aggregate outstanding Principal Balance of all Contracts in the related Original Underlying Transaction over (B) the aggregate outstanding principal balance of the securities issued to securityholders other than NAFI or any Affiliates of it in the related Original Underlying Transaction, (ii) the product of (x) 0.055 and (y) all outstanding principal balance due to be paid by each Underlying Trustee related to an Original Underlying Transaction, with respect to the 1995-1 Transaction and 1996-1 Transaction, to senior certificateholders under the 1995-1 Pooling and Servicing Agreement and the 1996-1 Pooling and Servicing Agreement, respectively, and, with respect to the 1997-1 Transaction and 1998-1 Transaction, to the noteholders pursuant to the 1997-1 Indenture and the 1998-1 Indenture, respectively, (iii) the Lender's Model Amount and (iv) the Facility Amount.

         "BORROWING BASE CERTIFICATE" means a properly completed certificate, which certificate shall be substantially in the form set forth in Exhibit C hereto and executed by a Responsible Officer of Borrower, together with the accompanying report with appropriate insertions setting forth the components of the Borrowing Base as of the date of determination for which such report is submitted.

         "BUSINESS DAY" means, except when used with respect to LIBOR, any day which is not a Saturday, Sunday or a legal holiday under the laws of the State of Florida, Delaware or North Carolina and is not a day on which banking institutions located in the State of Florida or North Carolina are authorized or permitted by law or other governmental action to close, and when used with respect to LIBOR, a day upon which dealings may be effected in deposits of U.S. dollars in the London interbank foreign currency deposits market and on which banks may conduct business in London, England, New York, New York, Charlotte, North Carolina and Jacksonville, Florida.

         "CALCULATION DATE" means, with respect to a Collection Period, the close of business on the last day of such Collection Period.

         "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges or claims, in each case then due and payable, upon or relating to (a) the Loan (but not with respect to Lender), (b) Borrower's employees, payroll, income or gross receipts,
(c) Borrower's ownership or use of any of its Properties or (d) any other aspect of Borrower's business.

         "CHASE" means Chase Manhattan Bank Delaware, a Delaware banking corporation.

         "CLOSING DATE" means April 7, 1999.

         "CODE" means the Internal Revenue Code of 1986, as amended, the Treasury Regulations adopted thereunder, as the same may be in effect from time to time.

         "COLLATERAL" has the meaning set forth in Section 10.1 hereof.

         "COLLECTION PERIOD" means with respect to any Payment Date, the period of time commencing upon the opening of business on the immediately preceding Payment Date thereto (or, with respect to the first Collection Period, the Closing Date) and concluding at the close of business on the Business Day immediately preceding such Payment Date.

         "COMMITMENT EXPIRATION DATE" means March 31, 2001.

         "CONTRACT" with respect to the 1995-1 Transaction and the 1996-1 Transaction, has the respective meanings set forth in the Underlying Transaction Documents therefor as of the date the related Underlying Transaction, respectively, closed, and, with respect to the 1997-1 Transaction and the 1998-1 Transaction, has the meaning set forth in the definition of "Receivable" set forth in the Underlying Transaction Documents therefor as of the date the related Underlying Transaction, respectively, closed.

         "CONTRACT BALANCE" means, with respect to the 1995-1 Transaction and the 1996-1 Transaction, the "Outstanding Principal Balance" as defined therein as of the date the related Underlying Transaction, respectively, closed, and, with respect to the 1997-1 Transaction and the 1998-1 Transaction, the "Principal Balance", as defined therein as of the date the related Underlying Transaction, respectively, closed, of any Contract.

         "CONTRACT FILES" means the files containing documents that the Custodian for each Underlying Transaction is required to keep pursuant to the Underlying Transaction Documents.

         "CONVERSION DATE" means the earliest of (1) the Commitment Expiration Date, (2) the day that an Event of Default occurs, and (3) the day that an Early Amortization Event occurs.

         "CONVERSION DATE BORROWING BASE RATIO" means a fraction, the numerator of which is the outstanding principal amount of the Note on the Conversion Date and the denominator of which is the Borrowing Base on the same date.

         "CUSTODIAN" shall mean the Person performing the duties of Custodian under the Custodian Agreement, initially, Harris.

         "CUSTODIAN AGREEMENT" shall mean the Custodian Agreement, dated as of October 15, 1998, among the Custodian, Harris, in its capacity as Underlying Trustee, and NAFI, as administrator.

         "CUT-OFF DATE" means the date upon which the initial advance of a Loan is made hereunder.

         "DELIVERY" means the physical delivery of the certificates representing the Pledged Certificates to the Lender, endorsed to the Lender or in blank.

         "DUE PERIOD" means, with respect to any Payment Date, the calendar month immediately preceding such Payment Date.

         "EARLY AMORTIZATION EVENT" means the occurrence of any one of the following:

                  (i) A "Servicer Default" occurs, as such term is defined in the respective Underlying Transaction Document, as amended through the Closing Date and as may be thereafter amended by the parties thereto with Lender consent.

                  (ii) The Borrower fails to maintain the Borrowing Base required pursuant to this Agreement for more than three Business Days.

                  (iii) Any event that would otherwise constitute an "Insurance Agreement Event of Default" (except as irrevocably waived on the Closing Date by FSA for purposes of this Agreement), as defined in and with respect to, any one or more of the Underlying Transactions or any other specifically quantifiable event or test contained in any Underlying Transaction Document relating to the delinquency, net loss or default rate of the pool of Contracts therein occurs that, with either notice, knowledge or the passage of time, would entitle either the securityholders, the Underlying Trustee on behalf of the securityholders or a guarantor or other credit support provider to liquidate the receivables pool securing the securities or to terminate the servicer thereunder (even though such liquidation or termination may not actually occur), however, the percentage, if any, used to trigger such Insurance Agreement Event of Default or other such event shall be deemed for the purposes hereof to be one percent (1%) less than such percentage set forth in the related Underlying Document, (for the purposes of this clause (iii), a "Percentage Test"); provided, however, that, upon either the occurrence of a cure of such Insurance Agreement Event of Default or other test or event is cured within any grace period afforded by the applicable Underlying Transaction Document or receipt of the written irrevocable waiver to such Insurance Agreement Event of Default, test or event, such Early Amortization Event shall be deemed cured hereunder and any Conversion Date triggered thereby not to have occurred. Notwithstanding any provision to the contrary contained in any Underlying Transaction Document or amendment thereto affecting, waiving, or suspending any underlying test, such Percentage Test shall itself remain operative and effective until the termination of this agreement.

         "ELIGIBLE INVESTMENT" means any of:

         (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

         (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt,

         (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company) of such depositary institution or trust company has a credit rating from S&P of "A-1+" or higher, in the case of the certificates of deposit or short-term deposits, or are rated "AA" or higher by S&P in the case of long-term unsecured debt obligations,

         (iii) certificates of deposit having, at the time of investment (or contractual commitment to invest therein), a rating from S&P of "A-1+" or higher, or

         (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated "AA" or higher by S&P at the time of investment therein;

         (b) demand deposits in the name of the Lender in any depositary institution or trust company referred to in clause (a)(ii) above;

         (c) commercial paper (having original or remaining maturities of no more than 270 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from S&P of "A-1+" or higher;

         (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating from S&P of "AA" or higher; and

         (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has a credit rating from S&P of "AA" or higher.

         "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "EVENT OF DEFAULT" means any of the events set forth in Section 14.1.

         "EXTENDED CONTRACT" means a Contract that has had its original maturity date extended.

         "FACILITY AMOUNT" means an amount equal to $8,000,000.00.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System and any successor thereto.

         "FILING LOCATIONS" means the jurisdictions in which UCC financing statements are required to be filed in order to perfect a security interest in the Collateral.

         "FINAL INSURANCE TERMINATION DATE" means the last to occur of the Insurance Termination Dates.

         "FIRST PRIORITY COLLATERAL" has the meaning set forth in Section 8.4.

         "FREE CASH FLOW" has the meaning given to it in the Irrevocable Instruction Letter.

         "FSA" means Financial Security Assurance Inc.

         "FUNB TERMINATION DATE" has the meaning set forth in Section 13.2.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

         "HARRIS" means Harris Trust and Savings Bank.

         "INCOME TAXES" means any federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital, net worth, or the privilege of doing business, including but not limited to the Michigan single business tax, the Massachusetts excise tax, and the Kentucky license tax, and any minimum taxes or withholding taxes based upon any of the foregoing, including any penalties, interest or additions to tax imposed with respect thereto.

         "INDEBTEDNESS" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) all leases of equipment of such Person as lessee,
(c) to the extent not included in clause (b), above, all capital leases of such Person as lessee, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business and not more than ninety (90) days past due), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is nonrecourse to the credit of such Person, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 15.2(a).

         "INDEMNIFIED MATTERS" has the meaning set forth in Section 11.13.

         "INDEMNIFIED PERSON" has the meaning set forth in Section 15.2(a).

         "INDEMNITEE" has the meaning set forth in Section 11.13.

         "INDEX MATURITY" means deposits in dollars having a maturity of one month.

         "INSURANCE POLICY" means with respect to any Contract, an insurance policy covering physical damage to the related Vehicle or the collectibility of the payments under the Contract; but shall not include any policy issued by FSA under any of the 1995-1 Insurance and Indemnity Agreement, the 1996-1 Insurance and Indemnity Agreement, 1997-1 Insurance and Indemnity Agreement or the 1998-1 Insurance and Indemnity Agreement.

         "INSURANCE PROCEEDS" means, depending on the context, any amounts payable or any payments made, to the Servicer, the Borrower, or, if NAFI is not the Servicer hereunder, NAFI under an Insurance Policy.

         "INSURANCE TERMINATION DATE" means, in the singular, the termination date (as defined on the Closing Date with such amendments as have been consented to by the Lender) of the 1995-1 Insurance and Indemnity Agreement, the 1996-1 Insurance and Indemnity Agreement, the 1997-1 Insurance and Indemnity Agreement or the 1998-1 Insurance and Indemnity Agreement, in each case as such agreement terminates in accordance with its terms pursuant to Section 4.01 of such agreement, and in the plural, all of such termination dates but such Insurance Termination Dates shall be determined without regard to the existence of any other transactions involving FSA and any member of the NAFI Group.

         "INTANGIBLES" means goodwill and other items shown as intangible on NAFI's balance sheet.

         "INTERCREDITOR AGREEMENT" means the Subordination and Intercreditor Agreement among Lender, FSA, Borrower, NAFI, the Trustee and the Underlying Trusts dated as of the Closing Date.

         "INTEREST ARREARAGE" means, with respect to any Payment Date, any Accrued Interest and previously accumulated but unpaid Interest Arrearage due on the immediately preceding Payment Date, but remaining unpaid as of such Payment Date, together with interest thereon at the Interest Rate.

         "INTEREST RATE" means the LIBOR Rate plus 500 basis points.

         "INTEREST RESERVE ACCOUNT" means the account established by Lender pursuant to Section 10.2 hereof.

         "INTEREST RESERVE ACCOUNT DEPOSIT AMOUNT" means the amount of aggregate interest due on the Loan during the six immediately succeeding Collection Periods, as calculated by the Lender in its good faith and reasonable commercial judgment, and after giving effect to all outstanding advances made upon such date and any advances requested by the Borrower as of such date as if such borrowings were themselves advances, provided that, the Interest Reserve Account Deposit Amount shall be recalculated on a timely basis with respect to amounts deposited to the Interest Reserve Account in respect of any such requested advances made by the Borrower which do not become actual advances made hereunder, and such deposited amounts that so fail to become related to amounts that become advances hereunder shall be promptly reimbursed to the Borrower.

         "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of loan or advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person or in any item of transportation-related equipment, owned by a Person unaffiliated with Borrower and on lease to another third party, in which Borrower acquires a right to share, directly or indirectly.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

         "IRREVOCABLE INSTRUCTION LETTER" means the Irrevocable Instruction Letter, executed by NAFI, the Borrower, the Co-trustees of the Borrower, Wilmington and the Underlying Trustees, in the form attached as Exhibit G hereto.

         "ISSUING TRUST" means when used with respect to an Underlying Trust, such Underlying Trust that has issued outstanding securities as of the date of determination that are insured by FSA.

         "IRS" means the Internal Revenue Service and any successor thereto.

         "KNOWLEDGE GAP" means the period, if any, commencing with the occurrence of an Early Amortization Event hereunder and terminating upon the awareness of either the Borrower or NAFI of such Early Amortization Event.

         "LENDER'S MODEL AMOUNT" means the amount derived from the model used by the Lender to calculate on the Closing Date and each Calculation Date the Borrowing Base. The Lender's Model Amount (with such changes as are needed in the Lender's reasonable business judgment and good faith to correct any manifest errors) shall be re-run from time to time after reasonable consultation with the Borrower at the office of the Lender. The inclusion of any amount in the Borrowing Base based on the Lender's Model Amount shall not be deemed a determination by the Lender as to the actual value of the Collateral; it being the Borrower's responsibility to determinate the value/collectibility of the Collateral, and the Borrower shall bear all risks concerning the same. Without limiting the foregoing, the Borrower acknowledges that it has received and reviewed the Lender's Model, and expressly approves the Lender's Model Amount for all purposes of this Agreement, including for purposes of calculating the Borrowing Base.

         "LIBOR DETERMINATION DATE" means, with respect to any LIBOR Period, the day that is two Business Days in London, England prior to the first day of such LIBOR Period.

         "LIBOR PERIOD" means a Collection Period; provided that (i) no LIBOR Period with respect to any Loans shall extend beyond the Maturity Date and (ii) each determination by the Lender of any LIBOR Period shall, in the absence of manifest error, be conclusive, and at the Borrower's reasonable request the Lender shall demonstrate the basis for such determination.

         "LIBOR RATE" means, with respect to the related LIBOR Period, the offered rates for deposits in Dollars having the Index Maturity commencing on the related LIBOR Determination Date which appears on the Dow Jones Telerate Service Page 3750 as of approximately 11:00 a.m. London time, on the LIBOR Determination Date. If the Dow Jones Telerate Service Page 3750 is not available, the LIBOR Rate with respect to such LIBOR Period will be determined at approximately 11:00 a.m., London time, on such LIBOR Determination Date on the basis of the rate at which deposits in Dollars having the Index Maturity are offered to prime banks in the London interbank market selected by the Agent and in a principal amount equal to an amount of not less than $1,000,000 and that is representative for a single transaction in such market at such time. The Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the LIBOR Rate will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than 2 quotations are provided, the LIBOR Rate with respect to such LIBOR Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in New York, New York selected by the Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount of not less than $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as described in this sentence, the LIBOR Rate in effect for the applicable LIBOR Period will be the LIBOR Rate in effect for the immediately preceding LIBOR Period.

         "LIEN" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

         "LOAN" means the Revolving Loans and the Term Loan.

         "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which, individually or in the aggregate, (a) has or would reasonably be expected to have any material adverse effect upon the validity or enforceability of any Transaction Document or Underlying Transaction Document, (b) is or would reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, or (c) materially impairs or would reasonably be expected to materially impair the ability of Lender to enforce any of its legal remedies pursuant to the Transaction Documents.

         "MATURITY DATE" means the later of (i) the Final Insurance Termination Date and (ii) December 31, 2004.

         "NAFI" means National Auto Finance Company, Inc., a Delaware corporation.

         "NAFI GROUP" means, as of any relevant date, the affiliated group within the meaning of section 1504 of the Code of which NAFI, or any successor thereto, is the common parent, or of which the Borrower is a member, and shall mean any group eligible to file consolidated, combined or unitary returns for state, local or foreign tax purposes which includes the Borrower, regardless of the identity of the common parent.

         "NON-RECOURSE DEBT" means Indebtedness of any Person either (a) for borrowed money that, at all times, (i) is secured by Liens on specific assets of such Person and the proceeds of such assets that constitute the sole source of repayment to the lender or obligee of such Indebtedness, and (ii) as to which such Person is not otherwise liable for repayment in the event of a deficiency or default in payment except for liability for misrepresentations by such Person, defects in title caused by such Person or impairment of the obligee's or lender's Lien caused by such Person or (b) for which such Person has only partial liability for repayment of any deficiency and the balance of which is debt described in clause (a) above.

         "NOTE" means the Borrower's note in the form of Exhibit A hereto, and any and all replacements, extensions, substitutions and renewals thereof.

         "OBLIGATIONS" has the meaning set forth in Section 10.1.

         "OBLIGOR" means with respect to any Contract, the Person or Persons obligated to make payments with respect to such Contract, including any guarantor thereof.

         "ORIGINAL UNDERLYING TRANSACTION DOCUMENTS" means the agreements, contracts, documents, amendments, consents, instruments, certificates and other papers executed in connection with the Original Underlying Transactions including, but not limited to, the 1995-1 Insurance and Indemnity Agreement, the 1996-1 Insurance and Indemnity Agreement, the 1997-1 Insurance and Indemnity Agreement, the 1998-1 Insurance and Indemnity Agreement, the 1995-1 Pooling and Servicing Agreement, the 1996-1 Pooling and Servicing Agreement, the 1997-1 Sale and Servicing Agreement, the 1998-1 Sale and Servicing Agreement, the 1997-1 Indenture (as defined in the Irrevocable Instruction Letter) and the 1998-1 Indenture (as defined in the Irrevocable Instruction Letter), and as the same may have been or may hereafter be amended.

         "ORIGINAL UNDERLYING TRANSACTIONS" means when used in the singular, any of, and when used in the plural all of, the 1995-1 Transaction, the 1996-1 Transaction, the 1997-1 Transaction and the 1998-1 Transaction.

         "OTHER TAXES" has the meaning set forth in Section 6.2(b).

         "PAY-OFF AMOUNT" has the meaning set forth in Section 5.1(a)(ii) hereof.

         "PAYMENT DATE" means the 21st day of each calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on April 21, 1999.

         "PERMITTED LIENS" means Liens granted in favor of Lender under this Agreement and Liens granted to any of an Underlying Trustee, a bond insurer, back-up servicer, custodian or collateral agent under any Underlying Transaction Document.

         "PERMITTED OUTSTANDING BORROWINGS" means the maximum amount that the Borrower is permitted to borrow at any one time in accordance with this Agreement, which in no case shall exceed the Borrowing Base.

         "PERMITTED PURPOSE" has the meaning set forth in Section 2.4.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

         "PLAN" means any pension plan (as defined in Section 3(2) of ERISA) covered by Title IV of ERISA or section 412 of the Tax Code or section 302 of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability or any welfare plan (as defined in section 3(3) of ERISA which requires contributions or payments to be made on account of persons who are no longer employees except as required by section 4980B of the Tax Code).

         "PLEDGED CERTIFICATES" means the certificates evidencing beneficial ownership interests in either the National Auto Finance 1997-1 Trust or the National Auto Finance 1998-1 Trust.

         "POTENTIAL EVENT OF DEFAULT" means the occurrence of any of the events or conditions specified in Section 14.1, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

         "PRINCIPAL BALANCE" means with respect to any date of determination the sum of the following principal balances as of the last day of the Due Period immediately preceding such date of determination: (1) the "Pool Outstanding Principal Balance" of each of the 1995-1 Transaction and the 1996-1 Transaction, each as defined in its related Underlying Transaction as of the closing date related thereto and (2) the "Principal Balance" of each of the 1997-1 Transaction and the 1998-1 Transaction, each as also defined in its related Underlying Transaction as of the closing date related thereto.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

         "REGULATIONS T, U AND X" means, collectively, Regulations T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.

         "RESPONSIBLE OFFICER" means with respect to NAFI, the President, Senior Vice President, Vice President, Chief Executive Officer, Executive Vice President, Chief Financial Officer, Treasurer or Corporate Controller of NAFI; and with respect to the Borrower, any trust officer, trustee or co-trustee of the Borrower.

         "REVOLVING LOANS" has the meaning set forth in Section 2.1 hereof.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Inc.

         "SEC" means the Securities and Exchange Commission and any successor thereto.

         "SERVICER" means the Person performing the duties of the Servicer under the Underlying Transaction Documents, initially, NAFI.

         "SERVICER DEFAULT" has, with respect to any Underlying Transaction, the meaning specified as either "Servicer Default" or "Servicer Termination Event", as the case may be, in the related Underlying Transaction Documents.

         "SOLVENT" means, as to any Person at any time, that (1) when used in
Section 3.2(c), Section 14.5 hereof, any cross-reference thereto or the Intercreditor Agreement, (a) the fair value of the Property of such Person is greater than the fair value of such Person's liabilities (excluding disputed, contingent and unliquidated liabilities (but including any such liabilities for which reserves have been established under GAAP)) as such value is established in the reasonable judgment of the Lender and liabilities evaluated in the reasonable judgment of the Lender for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the Property of such Person in an orderly liquidation of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such person is able to pay its debts and other liabilities (excluding disputed, contingent and unliquidated liabilities (but including any such liabilities for which reserves have been established under GAAP)) as they mature in the normal course of business and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would, in the reasonable judgment of the Lender, constitute unreasonably small capital; and
(2) when used in any other context means (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the Property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital.

         "STATUTORY RESERVES" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the

Federal Reserve System any other banking authority to which the Lender is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. The Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Lender under such Regulation D. Statutory, Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SWAP AGREEMENT" means an interest rate swap agreement or a combination of other derivatives which have the net effect of creating a synthetic interest rate swap agreement between the Borrower and the Swap Counterparty providing for payment of LIBOR to Borrower in return for a fixed rate of interest by Borrower, in each case, on a notional amount based on the outstanding principal balance of the Loan, on terms reasonably satisfactory to the Lender.

         "SWAP BREAKAGE COSTS" means the payment, if any, necessary in order to induce the Swap Counterparty to (i) decrease the notional amount of the Swap Agreement or to enter into a revised Swap Agreement in order to provide for an effective notional amount equal to the outstanding principal balance of the Loan or (ii) terminate the Swap Agreement in the event of a full prepayment of the Term Loan.

         "SWAP COUNTERPARTY" means the Lender.

         "SWAP COUNTERPARTY ACCOUNT" shall mean the account specified in the Swap Agreement for payments to the Swap Counterparty.

         "TERM LOAN" has the meaning set forth in Section 2.2 hereof.

         "TERM LOAN MONTHLY PRINCIPAL" means, with respect to a Payment Date occurring on or after the Conversion Date, the greater of (A) the amount of principal due on the Notes necessary to maintain the limits of the Amortization Period Borrowing Base or (B) an amount equal to the quotient of (1) the outstanding principal amount of the Term Loan on the Conversion Date divided by
(2) forty-eight, provided that (i) the Term Loan Monthly Principal shall equal the entire outstanding principal balance of the Term Loan on the Maturity Date, and (ii) that the Term Loan Monthly Principal shall never exceed the outstanding principal balance of the Note.

         After the Conversion Date, in the event that the Borrower shall have failed to deliver all of the documents required by Section 3.2 hereof, the Term Loan Monthly Principal shall equal all amounts collected by the Servicer for its own account on the Contracts after payment of the amounts set forth in clauses
(1) through (6) of Section 6.1(b) until such documents are delivered to the Lender; provided that the Term Loan Monthly Principal shall never exceed the outstanding principal balance of the Note.

         "TERM LOAN MONTHLY PRINCIPAL ARREARAGE" means, for any Payment Date, that portion of the Term Loan Monthly Principal payment that was due on the immediately preceding Payment Date, that was not paid on such immediately preceding Payment Date.

         "TRANSACTION DOCUMENT", when used in the singular, and "TRANSACTION DOCUMENTS" when used in the plural, means any and all of this Agreement, the Note, the Irrevocable Instruction Letter, any and all other agreements, amendments, consents, documents and instruments executed and delivered by or on behalf of Borrower, NAFI, Lender, or any of their respective authorized designees evidencing or otherwise relating to the Loan and the Liens granted to Lender with respect to the Loan, as the same may from time to time be amended, modified, supplemented or renewed.

         "TRANSACTION PAYMENT DOCUMENTS" has the meaning set forth in Section 8.18.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the applicable jurisdiction; provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the Lien of Lender in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the applicable jurisdiction the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "UNDERLYING DETERMINATION DATE" means the close of business of the last day of the Due Period, or if such day is not a Business Day, the immediately preceding Business Day.

         "UNDERLYING SPREAD ACCOUNT" means, in the singular, any one of, and in the plural, all of the Spread Accounts as defined in each of the Underlying Transactions.

         "UNDERLYING TRANSACTION" means, in the singular, any one of, and, in the plural, all of the Original Underlying Transactions and any other transaction subject to the Lien of Section 10.1.

         "UNDERLYING TRANSACTION DOCUMENTS" means the agreements, contracts, documents, amendments, consents, instruments, certificates and other papers executed in connection with the Underlying Transactions, as the same may have been or may hereafter be amended, including, with respect to the Original Underlying Transaction Documents.

         "UNDERLYING TRUST" means, in the singular, any of National Auto Finance 1995-1 Trust, National Auto Finance 1996-1 Trust, National Auto Finance 1997-1 Trust or National Auto Finance 1998-1 Trust and, in the plural, all of such trusts.

         "UNDERLYING TRUSTEE" means, in the singular, either Chase or Harris, and in the plural, both of them, in their capacities as trustees, trust collateral agents or collateral agents in the Underlying Transactions and any other trustee designated with respect to an Underlying Transaction.

         "UNSCHEDULED PRINCIPAL PAYMENTS" with respect to any Payment Date, any and all unscheduled amounts received first by an Underlying Trustee on behalf of the Borrower and second, paid by such Underlying Trustee to the Lender pursuant to the Irrevocable Instruction Letter.

         "VEHICLE" means the vehicle relating to a Contract.

         "WILMINGTON" means Wilmington Trust Company.

         SECTION 2. COMMITMENT TO LEND.

         2.1 ESTABLISHMENT OF LINE OF CREDIT. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained herein, the Lender hereby establishes a revolving credit facility (collectively the "Revolving Loans") convertible into a Term Loan in favor of the Borrower as set forth in Section 2.2. Under the Revolving Loans, subject to the terms and conditions hereof, the Borrower may borrow from the Lender from time to time prior to the Conversion Date an aggregate principal amount at any time not in excess of the Permitted Outstanding Borrowings.

         2.2 TERM LOAN. On the Conversion Date, the Revolving Loans shall convert to a term loan (the "Term Loan").

         2.3 SPECIAL PROVISIONS REGARDING LENDER'S MODEL AMOUNT. Each of the Borrower and NAFI acknowledges and agrees that the Lender's Value Model is proprietary information. The Borrower and NAFI shall hold all non-public information relating to the Lender's Value Model obtained by it under this Agreement in confidence, and in no case less than in accordance with its customary procedures for holding information of that nature. In order to facilitate the Borrower's, NAFI's and the Lender's calculation of the applicable Borrowing Base the Lender has delivered to the Borrower or NAFI the full text of the formulas used in the Lender's Value Model. The Borrower and NAFI each hereby covenants to and agrees with the Lender that (i) it will hold the Lender's Value Model in confidence and not disclose or deliver it in any form or variation to any third party, except those persons in the Borrower's or NAFI's organization or its advisors, provided that the Borrower's and NAFI's advisors shall agree in writing to hold the Lender's Value Model in confidence prior to its disclosure to such advisors who need to know such information in order to periodically calculate the Borrower Base (the "Permitted Purpose"), unless such information becomes public knowledge or is otherwise required to be disclosed by law, (ii) the Borrower or NAFI, as the case may be, shall use the Lender's Value Model solely for the Permitted Purpose and (iii) upon termination of this Agreement, the Borrower and NAFI, as applicable, will return the full text of the formulas used in the Lender's Value Model to the Lender. Without limiting the foregoing, the Borrower and NAFI covenants to and agrees with the Lender that neither the Borrower nor NAFI shall duplicate, copy or in any manner make extracts from the Lender's Value Model. THE BORROWER AND NAFI HEREBY AGREES TO INDEMNIFY THE LENDER FOR ANY AND ALL DAMAGES, LOSSES, COSTS OR EXPENSES INCURRED BY THE LENDER BY REASON OF THE BORROWER'S OR NAFI'S BREACH OF THE PROVISIONS OF THIS SUBSECTION 2.3.

         2.4 USE OF PROCEEDS. The Borrower shall apply the proceeds of each advance made to it hereunder, either (i) for either NAFI or the Borrower to acquire new receivables or new Contracts or (ii) for the general working capital purposes of NAFI or the Borrower. Irrespective of what Borrower or NAFI may otherwise be permitted, the Borrower and NAFI each hereby covenants and agrees that neither of them nor any affiliate of either of them shall apply the proceeds of any advance made hereunder to pay dividends, debtholders, other securityholders or any acceleration of payments that exist with respect to either NAFI, the Borrower or any Affiliate of either of them. Other than as expressly set forth herein, the Borrower will not, and will not permit any Affiliate to, directly or indirectly, use any part of such proceeds (i) for the purpose of making any payment other than those permitted by Section 6.1 hereof, or (ii) for any other purpose which would violate any provision of any applicable statute, regulation, order or restriction. This restriction shall not apply to payment obligations of NAFI, as Seller or Servicer of Contracts or other receivables, or of Borrower or any other Affiliate under the Underlying Transaction Documents.

         2.5 REMOVAL OF UNDERLYING TRANSACTIONS FROM THE BORROWING BASE. At any time that, but for the transactions contemplated by the Transaction Documents, an Underlying Transaction would have been terminated pursuant to the terms of such Underlying Transaction Documents, the Lender may, in its sole discretion, deliver to the Borrower a written notice declaring its intention to irrevocably remove such Underlying Transaction from any calculation made hereunder with respect to the Borrowing Base; and, immediately upon presentation to the Borrower of such notice, the Borrowing Base hereunder shall from that time forth be calculated without computation of such Underlying Transaction and the Contracts related to it. Notwithstanding any other provision contained in any Transaction Document, upon receipt of such notice by the Borrower, the Borrower may redeem the securities related to such Underlying Transaction and terminate the related Insurance and Indemnity Agreement, Pooling and Servicing Agreement, Indenture, or Sale and Servicing Agreement, as the case may be, to the extent permitted by the terms of the Underlying Transaction Documents. Within five (5) Business Days after receipt by the Lender of the prepayment required by Section 5.2(c), the Lender shall release its Lien upon that portion of the Collateral directly relating to such Underlying Transaction for which the Borrower has prepaid.

         In the event that an Underlying Transaction is so removed from the Borrowing Base, the Borrower shall nonetheless be obligated to maintain the Permitted Outstanding Borrowings in accordance with the terms of Section 3.1(g) hereto.

SECTION 3. BORROWING PROCEDURES; CERTAIN LOAN TERMS.

         3.1 BORROWING PROCEDURES FOR REVOLVING LOANS; DEEMED REQUESTS FOR AMOUNTS DUE ON EACH PAYMENT DATE.

         (a) On and after the Closing Date, and prior to the Conversion Date, subject to the terms and conditions set forth herein, Lender shall make available to Borrower by wire transfer to Borrower's Account a Revolving Loan in the amount not to exceed the Available Funds.

         (b) On or after the Closing Date and prior to the Conversion Date, on any date during any Collection Period, Borrower may request a Revolving Loan in an amount not to exceed the Available Funds. The Borrower may not request more than one Revolving Loan during any calendar week.

         (c) Reserved.

         (d) Borrower shall give Lender three Business Days prior written notice of each requested Revolving Loan under Section 3.1(b) hereof. Each such notice shall be in the form of Exhibit B-1 hereto and shall specify (i) the borrowing date (which shall be a Business Day), and (ii) the amount of the Revolving Loan requested. Each request for a Revolving Loan shall be received by Lender not later than 11:00 a.m., Charlotte time one (1) Business Day prior to the borrowing date with respect to such requested Revolving Loan. Each Revolving Loan shall be made by the Lender in an amount as requested by the Borrower, provided that (i) each such Revolving Loan shall be in a minimum amount of $500,000 and integral multiples of $50,000 in excess thereof and (ii) that such amount shall not be in excess of the Available Funds on such date. Each such written notice shall be irrevocable. With respect to all Revolving Loans outstanding as of the first day of any LIBOR Period, the effective LIBOR Rate shall be reset to the LIBOR Rate then in effect on the Payment Date occurring in such LIBOR Period.

         (e) On or before 11:00 a.m. Charlotte time on the borrowing date specified for a requested Revolving Loan, provided that all conditions precedent set forth in Section 12 and all other terms and conditions of this Agreement to the making of such requested Revolving Loan have been satisfied (unless waived in accordance with the provisions of this Agreement), Lender shall make funds available in the amount of such requested Revolving Loan to Borrower by wire transfer to Borrower's Account.

         (f) Subject to the terms and conditions of this Agreement, on each Payment Date and the Conversion Date, Borrower, without any action, shall be deemed to have irrevocably requested a Revolving Loan in an amount equal to the Accrued Interest due on such Payment Date and any Interest Arrearage for such Payment Date, to the extent that such amounts have not previously been paid and funds are not available therefor as described in Section 6.1(a) hereof. Lender shall remit the proceeds of such Revolving Loan on such Payment Date in the manner set forth in Section 6.1(a) hereof.

         (g) Subject to the Intercreditor Agreement and Section 14.5 hereof, if the Loan at any time exceeds the Permitted Outstanding Borrowings, calculated using the Borrowing Base, or after the Conversion Date, the Amortization Period Borrowing Base as of the date of determination, the Borrower shall, within one Business Day after either the Borrower or NAFI becomes aware of such occurrence, inform the Lender in writing of such calculation and, subject to Section 5.2(c), immediately pay to the Lender amounts in cash sufficient to reduce the Loan to be equal to or less than the Permitted Outstanding Borrowings as of the date of payment.

         3.2 CONVERSION TO TERM LOAN; SWAP AGREEMENT REQUIREMENT.

         (a) The Revolving Loans shall convert to the Term Loan on the Conversion Date. On or prior to the Conversion Date, the Borrower shall inform the Lender in writing of the fixed rate of interest that will be payable to the Swap Counterparty under the Swap Agreement.

         (b) No later than 11:00 a.m. Charlotte time on the Conversion Date, Borrower shall deliver a completed Borrowing Base Certificate to Lender reflecting the Borrowing Base on the Conversion Date. On the Conversion Date, at the request of the Borrower and if no Early Amortization Event or Event of Default has occurred, Lender shall make a final Revolving Loan in the amount equal to the amount, if any, by which (i) the lesser of (A) the Available Funds, calculated with respect to the most recent Borrowing Base Certificate and (B) the Facility Amount, exceeds (ii) the outstanding principal balance of the Loan, taking into account the final Revolving Loan made on the Conversion Date pursuant to Section 3.1(f).

         (c) On or prior to the Conversion Date, Borrower shall arrange for and enter into the Swap Agreement with the Swap Counterparty; provided, that no Swap Agreement shall be entered into by the Borrower before the Final Insurance Termination Date without the consent of FSA, which consent shall not be unreasonably withheld so long as FSA is satisfied that the Swap Agreement does not impair the special-purpose or bankruptcy-remote characteristics of the Borrower, cannot under any reasonably foreseeable circumstances cause the Borrower to be not Solvent, and cannot materially impair the rights and remedies of FSA or any securityholder that has the benefit of any FSA financial guaranty insurance policy or any fiduciary or agent of either of them under the Underlying Transaction Documents. Borrower shall deliver the related payment schedule no later than the second Business Day prior to Conversion Date. If FSA consents as set forth above, Borrower shall deliver a copy of the executed Swap Agreement as soon as practicable, but in no event later than the second day prior to the Conversion Date.

         3.3 CAPITAL ADEQUACY. On or prior to the Conversion Date, if Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 C.F.R. Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and such increase is based upon the existence of Lender's obligations hereunder to make the Revolving Loans and other commitments of this type, then from time to time, within 10 days after demand from Lender accompanied by the certificate described in the second following sentence, Borrower shall pay to Lender such amount or amounts as will reasonably compensate Lender or such controlling Person, as the case may be, for such increased capital requirement. Subject to the Intercreditor Agreement and
Section 14.5, Lender shall make such demand within 90 days after Lender first becomes aware of such increase. The determination of any amount to be paid by Borrower under this Section 3.3 shall take into consideration the policies of Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the calculation of the amount or amounts as shall be necessary to reasonably compensate Lender as specified in this Section 3.3 shall be delivered to Borrower and shall be conclusive in the absence of manifest error.

SECTION 4. INTEREST AND FEES.

         4.1 REVOLVING LOANS. Subject to the Intercreditor Agreement and Section 14.5, the Accrued Interest and any Interest Arrearage shall be due and payable in arrears on each Payment Date prior to the Conversion Date with respect to the Revolving Loans.

         4.2 TERM LOAN. Subject to the Intercreditor Agreement and Section 14.5, the Accrued Interest and any Interest Arrearage with respect to the Term Loan shall be due and payable, in arrears, on each Payment Date after the Conversion Date and at the Maturity Date.

         4.3 METHOD OF CALCULATING INTEREST AND FEES. Interest and any fees shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed; provided, however, that in no event shall interest on the Note exceed the highest lawful rate permissible under any law applicable thereto.

SECTION 5. REPAYMENT OF PRINCIPAL.

         5.1 PRINCIPAL PAYMENTS AND PREPAYMENTS.

         (a) Mandatory Payments. Subject to the Intercreditor Agreement and
Section 14.5, there shall be mandatory payments of principal:

                (i)     (A)  prior to the Conversion Date, principal shall
                             be due and payable on each Payment Date in an amount equal to the excess, if any, of (x) all outstanding principal balance of the Revolving Loans over (y) the Borrowing Base;

                        (B) on and after the Conversion Date and prior to the Maturity Date (other than as set forth in paragraph
                             (ii) immediately below), as set forth in Section
                             5.2 hereof; and

                        (C) on the Maturity Date, all outstanding principal on all of the Loan(s) shall be immediately due and payable.

                (ii) If an Event of Default has been declared hereunder, on the date that any acceleration of the Revolving Loans pursuant to Section 14.3 hereof has been declared with respect thereto, the entire aggregate outstanding principal balance of the Loan, plus any accrued and unpaid interest thereon (the "Payoff Amount"), shall be due and payable.

                (iii)   If at any time the outstanding principal balance of the
                        Note is less than $100,000.00, the Borrower shall make prepayment within five (5) Business Days thereafter of an amount equal to such outstanding principal balance of the Note.

         (b) Optional Prepayments. Subject to the Intercreditor Agreement and
Section 14.5, the Borrower may from time to time, upon at least one Business Day's prior written notice received by the Lender, prepay the principal of the Revolving Loans in whole or in part; provided that any partial prepayment shall be in an amount not less than $50,000, or in integral multiples of $50,000 in excess thereof.

         5.2 TERM LOAN PRINCIPAL PAYMENTS.

         (a) Mandatory Scheduled Prepayments and Arrearages. Subject to the Intercreditor Agreement and Section 14.5, the Term Loan Monthly Principal shall be payable on each Payment Date after the Conversion Date; provided that the entire outstanding principal balance of the Term Loan shall be due and payable on the Maturity Date or upon a declaration of acceleration as provided in
Section 14.3 hereof.

         (b) Optional Prepayments. Subject to the Intercreditor Agreement and
Section 14.5 hereof, on any Payment Date after the Conversion Date, the Borrower may in an amount not less than $500,000 upon at least ten Business Days' prior written notice received by the Lender, prepay the principal of the Term Loan in whole or in part; provided that (i) such prepayment shall be made after payment of the amounts described in clauses (1) through (7) of Section 6.1(b) hereof, and (ii) Borrower shall have paid any Swap Breakage Costs incurred in connection with any corresponding reduction in the notional balance on the Swap Agreement. Optional prepayments of principal under this Section 5.2(b) shall not be deemed to include any amounts included in the definition of Term Loan Monthly Principal as it relates to such Payment Date.

         (c) Put Option; Release of Lien. (i) Subject to the Intercreditor Agreement and Section 14.5, within five (5) Business Days of the Lender's request to remove an Underlying Transaction from the Borrowing Base pursuant to
Section 2.5, the Borrower shall prepay or cause the prepayment of the amount of the outstanding principal balance of the Loan necessary to maintain all of the Borrowing Base amounts required by this Agreement, including but not limited to
Section 3.1(9) hereto.

SECTION 6. APPLICATION OF AMOUNTS ON DEPOSIT IN ACCOUNTS.

         6.1 APPLICATION OF AMOUNTS.

         (a) Subject to the Intercreditor Agreement, on each Payment Date prior to the Conversion Date, the Lender shall apply the Free Cash Flow received by it, if any to pay the following amounts in the following priority:

         (1)      to the Lender, any Interest Arrearage for such Payment Date;

         (2)      to the Lender, the Accrued Interest for such Payment Date;

         (3) to the Lender, any amount payable to the Lender pursuant to Sections 5.1(a)(i), 6.2, 8.15, 14.3 and 15 hereof;

         (4)      to the Borrower, any amount remaining.

         (b) Subject to the Intercreditor Agreement, on each Payment Date on or after the Conversion Date, provided that an Event of Default has not occurred hereunder, the Lender shall apply all Free Cash Flow received by it, if any, to pay the following amounts in the following priority:

         (1)      to the Lender, any Interest Arrearage for such Payment Date;

         (2)      to the Lender, the Term Loan Monthly Principal;

         (3)      to the Lender, the Accrued Interest for such Payment Date;

         (4)      to the Lender, Term Loan Monthly Principal Arrearage;

         (5)      Reserved;

         (6)      to the Lender, any Unscheduled Principal Payments;

         (7) to the Lender, any amount remaining until all of the then-outstanding Obligations are paid in full; and

         (8)      any amounts remaining to the Borrower.

         (c) In the event that an Event of Default has occurred, amounts received by the Lender pursuant to this Section will instead be applied in accordance with the priorities set forth in Section 14.3(b).

         (d) Nothing herein (except Section 14.5 hereof and the Intercreditor Agreement) shall in any way limit Lender's rights with respect to any Collateral upon an Event of Default.

         6.2 TAXES

         (a) Subject to the Intercreditor Agreement and Section 14.5, any and all payments by Borrower or, if applicable, NAFI, to Lender under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, Income Taxes.

         (b) Subject to the Intercreditor Agreement and Section 14.5, in addition, the Borrower or NAFI shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery of, or otherwise with respect to, this Agreement or any other Transaction Documents (hereinafter referred to as "Other Taxes").

         (c) Subject to the Intercreditor Agreement and Section 14.5, the Borrower or NAFI shall indemnify and hold harmless Lender for the full amount of Other Taxes (including any such Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.2) paid by Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty
(30) days from the date Lender makes written demand therefor and provides written evidence of payment thereof or a copy of any invoice therefor, except for any such Other Taxes that may be paid thereafter without penalty and are being contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP.

         (d) Subject to the Intercreditor Agreement and Section 14.5, if either the Borrower or NAFI shall be required by law to deduct or withhold any Other Taxes from or in respect of any sum payable hereunder to the Lender then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.2) the Lender, shall receive an amount equal to the sum it would have received had no such deductions been made;

                  (ii)     the Borrower shall make such deductions, and

                  (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) The obligations in this Section 6.2 shall survive the termination of the Transaction Documents and payment of all other Obligations.

SECTION 7. BORROWER'S AND NAFI'S REPRESENTATIONS AND WARRANTIES.

         Each of the Borrower and NAFI hereby makes the following representations and warranties to Lender, as of the Closing Date and each date upon which the Borrower requests, and each date upon which the Borrower receives, a Revolving Loan hereunder:

         7.1 EXISTENCE AND POWER. Borrower is a trust, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and licensed as a foreign business trust and authorized to do business in each jurisdiction within the United States where its ownership of Property and assets or conduct of business requires such qualification, except where failure to be so qualified and licensed would not have a Material Adverse Effect. Borrower has all of the trust power and authority, rights and franchises to own its Property and to carry on its business as now conducted. Borrower has all of the trust power and authority to execute, deliver and perform the terms of the Transaction Documents (to the extent it is a party thereto) and all other instruments and documents contemplated hereby or thereby.

         7.2 TRANSACTION DOCUMENTS AUTHORIZED; BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which Borrower is a party have been duly authorized by all necessary trust action on the part of Borrower, its owner trustee, its co-trustees and NAFI. The Transaction Documents constitute the legally valid and binding obligations of Borrower, enforceable against Borrower, to the extent Borrower is a party thereto, in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is at law or in equity.

         7.3 NO CONFLICT; LEGAL COMPLIANCE. The execution, delivery and performance of this Agreement, and each of the other Transaction Documents to which the Borrower is a party will not: (a) contravene any provision of Borrower's trust agreement; (b) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, which contravention, conflict or violation, in the aggregate, would have a Material Adverse Effect; or (c) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which Borrower is a party (including, without limitation, each of the Underlying Transaction Documents) or by which Borrower, or its Property is bound or affected. Borrower is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, the non-compliance with, the violation or breach of or the default under which would have a Material Adverse Effect.

         7.4 EXECUTIVE OFFICES. The Borrower's chief executive office is c/o Chase Manhattan Bank Delaware, 1201 Market Street, 9th Floor, Wilmington, Delaware 19801. The Borrower's principal place of business is 10302 Deerwood Park Blvd., Suite 100, Jacksonville, Florida 32256.

         7.5 LITIGATION. Except as set forth in Exhibit H hereto, there are no claims, actions, suits, proceedings or other litigation pending or, to the best of Borrower's knowledge, threatened against Borrower, at law or in equity before any Governmental Authority or, to the best of Borrower's knowledge, any investigation by any Governmental Authority of Borrower's Properties that (a) asserts the invalidity of any Transaction Document or Underlying Transaction Document, (b) seeks to prevent the consummation of any of the transactions contemplated by any Transaction Document or Underlying Transaction Document, (c) seeks any determination or ruling that would materially and adversely affect the performance by the Borrower of its obligations under any Transaction Document or Underlying Transaction Document, (d) individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations under any Transaction Document or Underlying Transaction Document or (e) would reasonably be expected to have a material adverse effect on the value of, or the Lender's security interest in, the Collateral in the aggregate.

         7.6 CONSENTS AND APPROVALS. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrower or of any other Person (including, without limitation, FSA) under any material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, that has not been obtained by the Closing Date, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Transaction Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken.

         7.7 OTHER AGREEMENTS. Borrower is not a party to any material agreements other than this Agreement, the other Transaction Documents and:

         (1)      the Note;

         (2)      the Irrevocable Instruction Letter;

         (3)      the Intercreditor Agreement;

         (4)      the 1995-1 Pooling and Servicing Agreement;

         (5) the Assignment Agreement; dated as of October 1, 1995, between Bankers Trust Company, not in its individual capacity but solely as trustee for the National Financial Auto Receivables Master Trust, and the Borrower;

         (6) the Transfer Agreement, dated as of October 1, 1995, between the Borrower and Harris;

         (7) the 1995-1 Insurance and Indemnity Agreement as amended as of March 31, 1998;

         (8) the Indemnification Agreement dated as of November 21, 1995, among FSA, the Borrower and First Union Capital Markets Corp.;

         (9) the First Amended and Restated Master Spread Account Agreement, dated as of March 31, 1998 among the Borrower, FSA and Harris (as Trustee and Collateral Agent), and the Series 1996-1, 1997-1 and 1998-1 Supplements thereto;

         (10) the Placement Agent Agreement, dated as of November 21, 1995, between First Union Capital Markets Corp. and the Borrower;

         (11) the 1996-1 Pooling and Servicing Agreement as amended as of March 31, 1998;

         (12) the Purchase and Contribution Agreement, dated as of October 21, 1996, between NAFI and the Borrower;

         (13) the Sale Agreement, dated as of October 21, 1996, between the Borrower and National Financial Auto Funding Trust II;

         (14) the Transfer Agreement, dated as of November 13, 1996, between the Borrower and Harris;

         (15)     the 1996-1 Insurance and Indemnity Agreement;

         (16) the Indemnification Agreement, dated as of November 13, 1996, among FSA, the Borrower and First Union Capital Markets Corp.;

         (17) the Underwriting Agreement, dated as of November 13, 1996, between First Union Capital Markets Corp. and the Borrower;

         (18)     the 1997-1 Sale and Servicing Agreement;

         (19) the Purchase and Contribution Agreement, dated as of July 29, 1997, between NAFI and the Borrower;

         (20) the Sale Agreement, dated as of June 29, 1997, between National Financial Auto Funding Trust II and the Borrower;

         (21) the Indemnification Agreement, dated as of July 23, 1997, among FSA, the Borrower and First Union Capital Markets Corp.;

         (22) the 1997-1 Insurance and Indemnity Agreement as amended as of March 31, 1998;

         (23) the Trust Agreement, dated as of July 21, 1997, between the Borrower, as Depositor, and Wilmington, as Owner Trustee;

         (24)     the 1998-1 Sale and Servicing Agreement;

         (25) the Trust Agreement, dated as of December 15, 1997, between the Borrower and Wilmington;

         (26) the Purchase and Contribution Agreement, dated as of December 15, 1997, between NAFI, and the Borrower;

         (27) the Sale Agreement, dated as of December 15, 1997, between National Financial Auto Funding Trust II and the Borrower;

         (28) the 1998-1 Insurance and Indemnity Agreement as amended as of March 31, 1998;

         (29) the Indemnification Agreement, dated as of January 20, 1998, among FSA, the Borrower and First Union Capital Markets Corp.;

and the Lender has received all of the foregoing documents, together with any amendments or modifications thereto, prior to the Closing Date and a certification of a Responsible Officer of NAFI that such documents and amendments have been delivered and are the true and correct copies thereof.

         7.8 MARGIN REGULATIONS. Borrower does not own any "margin security", as that term is defined in Regulation U of the Federal Reserve Board. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any such "margin security," for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any such "margin security" or for any other purpose which would cause the Loan to be considered a "purpose credit" within the meaning of Regulations T, U and X.

         7.9 TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower have been filed with the appropriate Governmental Authorities where failure to file may have a Material Adverse Effect, and all Charges and other impositions shown thereon to be due and payable by Borrower have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Borrower has paid when due and payable all Charges upon the books of Borrower and no Government Authority has asserted any Lien against the Borrower with respect to unpaid Charges. All material amounts have been withheld by Borrower from its employees for all periods in compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities (other than for taxes that are being contested in good faith by the Borrower and for which the Borrower has established adequate reserves).

         7.10 SOLVENCY. Borrower is Solvent.

         7.11 MATERIAL ADVERSE CHANGE. Other than has been disclosed in writing to Lender, there has been no material adverse change in the financial or other condition of either the Borrower or NAFI since December 31, 1998.

         7.12 GOOD TITLE TO THE COLLATERAL; FIRST PRIORITY SECURITY INTEREST. The Borrower owns the Collateral free and clear of any Lien, except for Permitted Liens. Any lender that held heretofore a security interest or other Lien (other than a Permitted Lien) on any of the Collateral has effectively released such Lien. This Agreement creates in favor of the Lender a valid security interest in the Borrower's interest in the Collateral. Upon the filing of the financing statements described in Section 13.2 hereof, and Delivery of the Pledged Certificates, such security interest will be a perfected security interest in the Collateral and a first priority perfected security interest in the First Priority Collateral. Such filing statement has been properly filed by the Borrower and does thus create, as of the date hereof, a perfected security interest in favor of the Lender in the Collateral and a first priority perfected security interest in the First Priority Collateral.

         7.13 INVESTMENT COMPANY ACT. The Borrower is not required to be registered as an investment company under the Investment Company Act.

         7.14 EARLY AMORTIZATION EVENTS. There have not been any early amortization events, amortization events, credit triggers, defaults, or other event, that with either notice or the passage of time would constitute an event of default or events of default that have occurred with respect to the Underlying Transactions other than those that have been cured, duly waived or previously disclosed in writing by either the Borrower or NAFI to the Lender and FSA.

         7.15 FSA INDEBTEDNESS. As of the Closing Date, the Borrower has no Indebtedness, obligation or liability for the payment of money of any kind or nature (whether or unmatured or contingent or non-contingent) to FSA or any Affiliate of FSA pursuant to any agreement to which FSA is a party other than Indebtedness, obligations and liabilities (whether matured or umnatured or contingent or non-contingent) in connection with policies issued by FSA or otherwise, with regard the Underlying Transaction Documents. During the term of this Agreement, the Borrower will not have at any time any Indebtedness or obligation or liability for the payment of money of any kind or nature (whether matured or unmatured or contingent or non-contingent) to FSA or any Affiliate of FSA pursuant to any agreement to which FSA is a party other than Indebtedness, obligations or liabilities (whether matured or unmatured or contingent or non-contingent) in connection with securitization transactions, including, without limitation, the Underlying Transactions.

         7.16 REPRESENTATIONS WITH RESPECT TO NAFI.

         (a) Existence and Power. NAFI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and licensed as a foreign corporation and authorized to do business in each jurisdiction within the United States where its ownership of Property and assets or conduct of business requires such qualification, except where failure to be so qualified and licensed would not have a Material Adverse Effect. NAFI has all of the corporate power and authority, rights and franchises to own its Property and to carry, on its business as now conducted. NAFI has all of the corporate power and authority to execute, deliver and perform the terms of the Transaction Documents (to the extent it is a party thereto) and all other instruments and documents contemplated hereby or thereby.

         (b) Transaction Documents and Note Authorized; Binding Obligations. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which NAFI is a party have been duly authorized by all necessary corporate action on the part of NAFI, its shareholders or its Board of Directors, as needed. The Transaction Documents constitute the legally valid and binding obligations of NAFI, enforceable against NAFI, to the extent NAFI is a party thereto, in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is at law or in equity.

         (c) No Conflict; Legal Compliance. The execution, delivery and performance of this Agreement, and each of the other Transaction Documents to which NAFI is a party will not: (a) contravene any provision of NAFI's certificate of incorporation; (b) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, which contravention, conflict or violation, in the aggregate, would have a Material Adverse Effect; or (c) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which NAFI is a party (including, without limitation, each of the Underlying Transaction Documents) or by which NAFI, or its Property is bound or affected. NAFI is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, the non-compliance with, the violation or breach of or the default under which would have a Material Adverse Effect.

         (d) Executive Offices. NAFI's chief executive office and principal place of business is 10302 Deerwood Park Blvd., Suite 100, Jacksonville, FL 32256.

         (e) Litigation. Except as set forth in Exhibit H hereto, there are no claims, actions, suits, proceedings or other litigation pending or, to the best of NAFI's knowledge, threatened against NAFI, at law or in equity, before any Governmental Authority or, to the best of NAFI's knowledge, any investigation by any Governmental Authority of NAFI's Properties that (a) asserts the invalidity of any Transaction Document or Underlying Transaction Document, (b) seeks to prevent the consummation of any of the transactions contemplated by any Transaction Document or Underlying Transaction Document, (c) seeks any determination or ruling that would materially and adversely affect the performance by NAFI, either in its individual capacity or as initial Servicer of those respective obligations under any Transaction Document or Underlying Transaction Document, (d) individually or in the aggregate, would reasonably be expected to have a material adverse effect on its ability to perform its respective obligations under any Transaction Document or Underlying Transaction Document, or (e) would reasonably be expected to have a material adverse effect on the value of, or the Lender's security interest in, the Collateral in the aggregate.

         (f) Consents and Approvals. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of NAFI or of any other Person (including, without limitation, FSA) under any material agreement, contract, lease or license or similar document or instrument to which NAFI is a party or by which NAFI is bound, that has not been obtained by the Closing Date, is required to be obtained by NAFI in order to make or consummate the transactions contemplated under the Transaction Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by NAFI in order to make or consummate the transactions contemplated under the Transaction Documents have been, or prior to the time when required will have been, obtained, given, filed or taken.

         (g) Margin Regulations. NAFI does not own any "margin security", as that term is defined in Regulation U of the Federal Reserve Board. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any such "margin security," for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any such "margin security" or for any other purpose which would cause the Loan to be considered a "purpose credit" within the meaning of Regulations T, U and X.

         (h) Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by NAFI have been filed with the appropriate Governmental Authorities where failure to file may have a Material Adverse Effect, and all Charges and other impositions shown thereon to be due and payable by NAFI have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. NAFI has paid when due and payable all Charges upon the books of NAFI and no Government Authority has asserted any Lien against NAFI with respect to unpaid Charges. All material amounts have been withheld by NAFI from its employees for all periods in compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities (other than for taxes that are being contested in good faith by the borrower and for which NAFI has established adequate reserves).

         (j) Investment Company Act. NAFI is not required to be registered as an investment company under the Investment Company Act.

         7.17 DELIVERY OF PHYSICAL CERTIFICATES. The Borrower has caused Wilmington Trust Company, as Underlying Trustee of the 1997-1 Transaction and 1998-1 Transaction, to Deliver the Pledged Certificates.

         7.18 OWNERSHIP. The Borrower is 100% owned by NAFI, and each of the 1997-1 Trust and 1998-1 Trust are 100% owned by the Borrower, and (a) each Underlying Trustee has so registered the Borrower as the sole owner of the Underlying Trust related to it upon such Underlying Trustee's books and records and (b) the owner trustee of the Borrower has registered NAFI as the sole owner of the Borrower on such owner trustee's books and records.

         7.19 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Until payment and performance in full of the Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

SECTION 8. AFFIRMATIVE COVENANTS OF THE BORROWER AND NAFI.

         Either the Borrower or NAFI, as provided below, covenants and agrees that, until full complete and indefeasible payment and performance of the Obligations, unless Lender shall otherwise consent in writing, Borrower or NAFI, as the case may be, covenants and agrees as follows:

         8.1 BORROWING BASE CERTIFICATES; ADDITIONAL ACCESS AND INFORMATION.

         (a) On each Calculation Date, Borrower shall deliver to Lender a Borrowing Base Certificate dated as of such Calculation Date duly executed by either the Borrower or NAFI, signed by a Responsible Officer of either the Borrower or NAFI and properly completed.

         (b) Promptly upon reasonable request therefore by Lender, either the Borrower or NAFI will furnish to the Lender any information which is in the Borrower's or NAFI's possession relating to the Collateral, including information which is necessary in order for the Lender to enforce its rights under this Agreement. In addition both the Borrower and NAFI will either provide or, to the extent of their control thereof, instruct the Custodian to provide the Lender with access to the Contract Files and any documentation regarding the Collateral which is in the Borrower's (or NAFI's) possession in order to permit the Lender to obtain any such information. Such access will be afforded without charge, but only (i) upon reasonable request and with reasonable notice to Borrower or NAFI, as the case may be, (ii) during normal business hours, (iii) subject to Borrower's or NAFI's, as appropriate, or normal security and confidentiality procedures and (iv) at offices designated by the Borrower or NAFI, as appropriate.

         (c) Promptly upon any officer of either the Borrower or NAFI obtaining knowledge (i) of any condition or event which constitutes an Early Amortization Event, Event of Default or Potential Event of Default under this Agreement, (ii) that any Person has given any notice to either the Borrower or NAFI or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 14.1(b) or (c), (iii) of the institution of any litigation or of the receipt of written notice from any Governmental Authority as to the commencement of any formal investigation involving an alleged or asserted liability of either the Borrower or NAFI of any material amount or any adverse judgment in any litigation involving a potential material liability of either the Borrower or NAFI, either the Borrower or NAFI shall deliver to Lender a certificate of either the Borrower or NAFI signed by a Responsible Officer of either the Borrower or NAFI, specifying the notice given or action taken by such Person and the nature of such claimed default. Early Amortization Event, Event of Default, Potential Event of Default, event or condition and what action either the Borrower or NAFI has taken, is taking and proposes to take with respect thereto.

         (d) Promptly after its receipt thereof, the Borrower shall deliver to the Lender a copy of each monthly and any other servicing report delivered to it with regard to each Underlying Transaction.

         8.2 EXISTENCE; COMPLIANCE WITH LAW, BOOKS AND RECORDS, COMMINGLING OF FUNDS. Borrower shall (a) keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary in the normal conduct of its business as now conducted or presently proposed to be conducted; (b) obtain and preserve its qualification to do business as a foreign business trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the rights of Lender under this Agreement; (c) comply with (i) the provisions of its trust agreement and (ii) the requirements of all applicable laws, rules, regulations or orders of any Governmental Authority to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect, (d) maintain its books and records separate from the books and records of any other entity and (e) maintain separate bank accounts and, except as contemplated by this Agreement, not permit funds of Borrower to be commingled with funds of any other entity.

         8.3 RESERVED.

         8.4 NOTICE OF LIENS. Either the Borrower or NAFI will notify Lender of the existence of any Lien (except Permitted Liens) on any of its Property immediately upon discovery thereof and Borrower and NAFI shall defend the priority of the security interest of Lender in the Collateral now existing or hereafter created, including the first-priority perfected security interest of the Lender in the Free Cash Flow, the Pledged Certificates, the Interest Reserve Account, the Swap Agreement and all income or proceeds of the foregoing or relating thereto (all of the foregoing, cumulatively, the "First Priority Collateral") against all claims of third parties claiming through or under either the Borrower or NAFI.

         8.5 OBLIGATIONS WITH RESPECT TO CONTRACTS. Both the Borrower and NAFI will duly fulfill all obligations on each of their parts to be fulfilled under or in connection with each Contract, if any, and will do nothing to impair the continued, valid existence of, or the rights of the Lender in, the Collateral.

         8.6 PRESERVATION OF SECURITY INTEREST. Each of the Borrower and NAFI shall execute and file such continuation statements and any other documents and take such other actions which may be required by law to fully preserve and protect the perfected security interest of Lender in the Collateral and the first-priority security interest of the Lender in the First Priority Collateral.

         8.7 RESERVED.

         8.8 SEPARATELY TAXABLE ENTITY. Borrower and NAFI have filed, and will continue to file, returns for federal income tax purposes at all times until the termination of this Agreement and satisfaction in full of all Obligations of Borrower hereunder, Borrower or NAFI files, and will continue to file, returns for federal income tax purposes. Either the Borrower or NAFI shall deliver to the Lender copies of each such returns filed from the Closing Date until the termination of this Agreement. The Borrower is taxable neither as a corporation nor as a publically traded partnership.

         8.9 TAXABLE INCOME FROM THE CONTRACTS. Borrower shall report and include in gross income for Income Tax purposes in its consolidated, combined or unitary return the income from all of the Underlying Transactions and shall deduct the interest paid or accrued, in accordance with its applicable method of accounting for federal income tax purposes.

         8.10 MAINTENANCE OF SWAP AGREEMENT. Subject to Section 3.2(c), any Swap Agreement entered into by Borrower shall be maintained with a notional amount in an amount equal to the outstanding principal balance of the Loan(s). Subject to
Section 3.2(c) hereof, if at any time the notional amount of the Swap Agreement exceeds the outstanding principal balance of the Loan by more than $500,000, Borrower shall, within five (5) Business Days of such time, enter into a revised Swap Agreement or an offsetting Swap Agreement, and shall pay subject to the Intercreditor Agreement and Section 14.5 hereof all Swap Breakage Costs associated therewith.

         8.11 ENFORCEMENT OF UNDERLYING DOCUMENTS. Subject to the Intercreditor Agreement and Section 14.5 hereof, each of the Borrower and NAFI shall, at the expense of NAFI, and on behalf of the Lender and themselves, enforce all of their rights under the Contracts and the Underlying Transaction Documents as needed to protect the Lender's interests in the Collateral. Neither the Borrower nor NAFI shall either cause or seek to cause Harris, Wilmington, Chase, any related Custodian or Back-up Servicer to make any distribution or pay any dividends or other amounts of any kind or nature to any party in contravention of the Irrevocable Instruction Letter.

         8.12 BORROWER'S IDENTITY. Borrower shall avoid the appearance of conducting business on behalf of NAFI or any Affiliate of NAFI (other than the Borrower itself). Borrower shall conduct its business solely in its own name so as not to mislead others as to the identity of the Person with which such others are concerned.

         8.13 AUDIT REPORTS. Either the Borrower or NAFI shall deliver copies of any audited reports performed with respect to, or encompassing, either the Borrower or the Collateral, within ten (10) Business Days of their receipt of the same.

         8.14 FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each quarterly accounting period in each fiscal year of the Borrower (other than the fourth quarterly accounting period of each such fiscal year), either the Borrower or NAFI shall deliver to the Lender the consolidated and the consolidating balance sheet of the Borrower and NAFI as at the end of such quarterly period and the related consolidated and the consolidating statements of income and cash flow of the Borrower and NAFI for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period.

         8.15 INSPECTION. At any time and from time to time during regular business hours the Lender or any agent, delegee, successor or assign to it may visit and inspect the premises, offices, properties, books and records of the Borrower, NAFI and the Servicer (if a Person other than NAFI), and interview any of their employees or independent accountants for the purpose of discussing the performance of this transaction or any of the Underlying Transactions or the Contracts. Unless either an Early Amortization Event, Event of Default or Potential Event of Default is occurring, in which case, the costs of such inspection will be borne by the Borrower or any Affiliate thereof, such costs will be borne by the Lender. In addition, if an Early Amortization Event, Potential Event of Default or an Event of Default shall occur at any time and from time to time during regular business hours, upon prior written notice to the Borrower, the Borrower agrees to permit each of the Lender or any such Person's agents or representatives or other Persons designated by it, including, without limitation, attorneys or auditors to visit at the expense of the Borrower the offices and properties of the Borrower for the purpose of (i) examining the systems used in the processing, administration and servicing of the Contracts, including, without limitation, the Borrower's record-keeping, accounting, auditing and other internal control systems related thereto, (ii) examining and making copies of and abstracts from all books, records, files and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower relating to the generation, invoicing, servicing and collection of the Contracts and (iii) reviewing the continuing performance by the Borrower of its obligations and duties under the Transaction Documents; provided that Borrower and NAFI shall have the right to be present at any such visit and shall be notified by Lender of any such scheduled visit not less than two (2) Business Days in advance of such visit.

         8.16 COVENANTS WITH RESPECT TO NAFI.

         (a) Payment of Taxes. NAFI shall promptly pay and discharge all Charges when due and payable, except (i) such as may be paid thereafter without penalty or (ii) such as are being contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. NAFI shall promptly notify Lender of any material challenge, contest or proceeding pending by or against NAFI before any taxing authority.

         In addition to the financial information described above, the Borrower will also furnish or cause to be furnished or made available to the Lender, (i) the Borrowing Base Certificate at the times required under Section 3.2, (ii) upon request of the Lender, the electronic records and computer tapes maintained by the Borrower summarizing the characteristics and distribution of the Contracts in all of the Underlying Transactions and (iii) such other information regarding the business, affairs and condition of the Borrower and its Affiliates, the Collateral, cash payments made by the Borrower's Affiliates in respect of taxes and the scheduled amortization of the Free Cash Flow, as such Lender may from time to time reasonably request. The Borrower will permit the Lender to inspect and audit the books and records and any of the properties or assets of the Borrower and its Affiliates not more than once per year prior to the occurrence of an Early Amortization Event, a Potential Event of Default or Event of Default, at the Lender's expense, and after any such occurrence, at such times as the Lender may from time to time request, each such inspection to be at the Borrower's expense.

         8.17 COOPERATION IN CONNECTION WITH PARTICIPATIONS. Subject to the Intercreditor Agreement, if the Lender chooses to exercise its rights granted to it pursuant to Section 11.1 hereof, the Borrower and NAFI each hereby covenants and agrees to re-execute new notes, documents, agreements, supplements, amendments, instruments and certificates as necessary and to cooperate with any and all other commercially reasonable requests of the Lender to facilitate the closing of such transaction.

         8.18 AGREEMENT TO HOLD IN TRUST. As of the Closing Date, either the Borrower or NAFI will have caused to be executed by all necessary parties the Irrevocable Instruction Letter and this Agreement, which are referred to herein collectively as the "Transaction Payment Documents". To the extent that, notwithstanding the Transaction Payment Documents, the Borrower or NAFI receives any amounts which should, in accordance with the Transaction Payment Documents, have been sent to either the Lender or its designee, the Borrower or NAFI will hold the same in trust for the Lender immediately upon receipt thereof, and forthwith deliver the same to the Lender in the form received, together with the Borrower's or NAFI's (as the case may be) endorsement thereon where necessary to permit collection thereof.

         8.19 COMMUNICATION WITH ACCOUNTANTS. Each of the Borrower and NAFI authorizes the Lender to communicate directly with the Borrower's and NAFI's, respectively, independent certified public accountants and has authorized those accountants to disclose to the Lender any and all financial statements and other supporting financial documents and schedules and the Borrower and NAFI will continue to keep such authorization in effect; provided that Borrower and NAFI shall have the right to be present at all times.

         8.20 PERFORMANCE OF SERVICING DUTIES. The Borrower and NAFI shall comply in all material respects with the provisions of each of their charter agreements and other Underlying Transaction Documents relating to any Transaction Document, and perform the duties of servicer in compliance with the terms thereof.

         8.21 JOINT AND SEVERAL LIABILITY. The representations, warranties and covenants of the Borrower and NAFI hereunder shall be the joint and several obligations of the Borrower and NAFI. Notwithstanding the foregoing sentence, neither the Borrower nor NAFI shall be jointly and severally liable for any other obligations other than as expressly provided for herein. Specifically, NAFI shall not be the guarantor of, or liable in any respect for, the obligation to pay either any principal or interest on the Note.

         8.22 MAINTENANCE OF LOCKBOX. Subject to the rights of any other parties to the Underlying Transaction Documents, NAFI and the Borrower shall cause the lockbox account to which payments from the Obligors pursuant to the Underlying Transaction Documents are sent to be maintained at all times prior to the termination of this Agreement.

SECTION 9. NEGATIVE COVENANTS OF THE BORROWER AND NAFI.

         Until full, complete and indefeasible payment and performance of the Obligations, unless Lender shall otherwise consent in writing, either Borrower or NAFI, as the case may be, covenants and agrees as follows:

         9.1 LIENS; NEGATIVE PLEDGES; AND ENCUMBRANCES. Neither Borrower nor NAFI shall create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of Property of the Borrower or any of the Collateral, whether now or hereafter owned, leased or acquired, except for Permitted Liens.

         9.2 EXPENDITURES AND ACQUISITIONS. Borrower shall not make any capital expenditures, acquire any assets of any kind, except as required or permitted by the Underlying Transaction Documents.

         9.3 DISPOSITION OF ASSETS. Borrower shall not sell, assign or otherwise dispose of, any of its assets, except for such sales, assignments or other dispositions that it is required to make pursuant to the Underlying Transaction Documents or to facilitate a future securitization transaction.

         9.4 INDEBTEDNESS AND GUARANTEES. Borrower shall not create, incur, assume or suffer to exist, any Indebtedness other than (a) trade payables and expense accruals less than $50,000 in connection with its operations in the normal course of business, (b) Obligations to Lender arising under this Agreement and the other Transaction Documents, (c) the Swap Agreement, (d) amounts that the Borrower is required as of the date hereof to pay FSA or any other party pursuant to the Underlying Transaction Documents, (e) as required by
Section 2.4 and (f) other amounts previously approved in writing by the Lender and FSA. Nothing in this Section 9.4 is intended to permit the Borrower to take any action that would be prohibited or restricted by the Underlying Transaction Documents.

         9.5 NO SUBSIDIARIES. Borrower shall have no Affiliate that is controlled by it other than the Issuing Trusts pursuant to the Underlying Transaction Documents.

         9.6 AMENDMENTS OF CHARTER DOCUMENTS; TRANSACTION DOCUMENTS. Neither the Borrower nor NAFI shall amend the Borrower's trust agreement after the Closing Date without the prior written consent of the Lender and shall conduct the Borrower's business within the limitations set forth therein. Neither the Borrower nor NAFI shall amend any Underlying Transaction Document or Transaction Document in any respect that (i) could be adverse to the rights and interest of the Lender, without the prior written consent of the Lender or (ii) could adversely alter the timing or amount of any payment of Free Cash Flow or the interest of the Borrower in either any of the Collateral or any Underlying Transaction
Document.

         9.7 NO USE OF LENDER'S NAME. Except as required by law, neither the Borrower nor NAFI shall use or authorize others to use Lender's name or marks in any publication or medium, including, without limitation, any prospectus, without Lender's advance written authorization.

         9.8 LIMITATION ON ACTIVITIES OF BORROWER. Borrower shall not (i) engage in any activity other than the acquisition, ownership, leasing, selling and pledging of the property contributed to Borrower, and performing its obligations under this Agreement, the other Transaction Documents, any Underlying Transaction Document, or in connection with any future securitization transaction that the Borrower enters into, and (ii) enter into any material agreement other than this Agreement, the other Transaction Documents, any Underlying Transaction Document or in connection with any future securitization transaction that the Borrower enters into.

         9.9 INSOLVENCY PROCEEDINGS. Neither the Borrower nor NAFI shall (a) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, windup, liquidation, dissolution, composition or other relief with respect to it or its debts, (b) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (c) make a general assignment for the benefit of creditors, or (d) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

         9.10 NO REDEMPTION. Borrower shall not transact an early redemption of any of its outstanding indebtedness in a financing transaction other than as permitted hereunder with respect to the Obligations or as required pursuant to the Underlying Transaction Documents.

         9.11 NO ADVANCES. Neither the Borrower nor NAFI shall make any advances to any record or beneficial owner of the Borrower or the shareholders, partners, members or other similar Person other than the advance of proceeds of the Loans from the Borrower to NAFI expressly permitted by Section 2.4 and only for the uses expressly permitted thereunder, other than advance as Servicer or otherwise required under the Underlying Transaction Documents.

         9.12 GUARANTEES. The Borrower shall not guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of, or own or purchase any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, engage in any other action that bears on whether the separate legal identity of Borrower shall be respected, including, without limitation (i) holding itself out as being liable for the debts of any other party or (ii) acting other than in its corporate name and through its duly authorized officers or agents.

         9.13 ERISA. The Borrower shall not incur or assume any obligation to make contributions or payments of any kind to or with respect to any Plan, take actions or refrain from taking actions which could result in liabilities with respect to any Plan, and permit any condition to occur which could result in a Lien on assets of the Borrower with respect to any Plan, or become a Plan or permit its assets to become assets of an employee benefit plan within the meaning of the Plan asset regulations.

SECTION 10. GRANTS OF SECURITY INTEREST; THE COLLATERAL.

         10.1 SECURITY INTEREST. Subject to the Intercreditor Agreement, as collateral security for the prompt, complete and indefeasible payment and performance of (a) the entire principal amount of and all interest accrued on the Loan, (b) all fees payable to the Lender hereunder, including, without limitation, any and all commitment fees, agent fees and attorneys' fees and any and all other fees, expenses, costs or other sums chargeable to Borrower under any of the Transaction Documents, (c) all other amounts and other obligations of the Borrower to the Lender arising under this Agreement or any other Transaction Documents and (d) all covenants and duties regarding such amounts, of any kind or nature, arising under any of the Transaction Documents (collectively, the "Obligations"), Borrower hereby assigns, pledges and grants, as appropriate, to the Lender a lien on and security interest in all of the Borrower's right, title and interest in and to (but none of its obligations under) the following property, whether now existing or owned or hereafter arising or acquired by the Borrower (collectively, the "Collateral"):

         (1) the Trust Property of the 1995-1 Transaction and the 1996-1 Transaction (as defined in the 1995-1 Pooling and Servicing Agreement and the 1996-1 Pooling and Servicing Agreement, respectively) and Trust Estates of the 1997-1 Transaction and 1998-1 Transaction (as defined in the 1997-1 Sale and Servicing Agreement and the 1998-1 Sale and Servicing Agreement, respectively), subject, in each case, to the prior claims of (i) in the case of the Trust Property of the 1995-1 Transaction, the parties referenced in subsections (i) through
                  (x) of Section 4.01 of the 1995-1 Pooling and Servicing Agreement; (ii) in the case of the Trust Property of the 1996-1 Transaction, the parties referenced in subsections (i) through (x) of Section 4.01 of the 1996-1 Pooling and Servicing Agreement; (iii) in the case of the Trust Estate of the 1997-1 Transaction, the parties referenced in subsections
                  (b)(i) through (x) of Section 5.7 of the 1997-1 Sale and Servicing Agreement; and (iv) in the case of the Trust Estate of the 1998-1 Transaction, the parties referenced in subsections (b)(i) through (x) of Section 5.7 of the 1998-1 Sale and Servicing Agreement; and, further subject to the claims of any parties entitled, under the terms of the aforementioned Underlying Transaction Documents, to amounts deposited to the Collection Account (as such term is defined in each of the aforementioned Underlying Transaction Documents) that do not constitute Available Amounts (as such term is defined in each of the aforementioned Underlying Transaction Documents as in effect on the date hereof, which definition is set forth in Exhibit F hereto, but with any such changes thereto as shall have been consented to by FUNB);

         (2)      the Pledged Certificates;

         (3) the Interest Reserve Account, all amounts on deposit therein from time to time, and any investments thereof and earnings thereon;

         (4) all of the Borrower's rights (other than rights to payments excluded from the definition of Collateral pursuant to paragraph 1 above), but none of the obligations of either, under the Underlying Transaction Documents (other than any such rights granted, assigned, or subject to a security interest for the benefit of the Underlying Trustees for the Underlying Transactions as of the related closing date), and the Transaction Documents;

         (5)      the Swap Agreement, and all payments thereunder;

         (6) all of the Borrower's rights, interests and title to all of the Insurance Policies and any Insurance Proceeds related to the Contracts other than such as are subject to the security interest of the Underlying Trustees for the Underlying Transactions as of the related closing date;

         (7) all of the Borrower's rights in, to and under any "collateral", "trust property" or similar term evidencing a valid, perfected security interest of a related securityholder, which may be a first priority security interest, or stream of payments therefrom as defined in the agreements, indentures or other documents entered into by the Borrower or such subsidiary after the Closing Date which definition incorporates, directly or indirectly, any Contracts, Spread Account, other Collateral or any other collateral of any Underlying Transaction (but subordinate to any rights or claims prior to those of the Borrower of the Underlying Trustee, the securityholders and FSA or anyone other than the Borrower pursuant to the Underlying Transaction Documents);

         (8)      all income or proceeds of the foregoing or relating thereto.

         The assignment under this Section 10.1 does not constitute and is not intended to result in a creation or an assumption by the Lender of any obligation of the Borrower or NAFI, or any other Person in connection with the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, but subject to the Intercreditor Agreement and Section 14.5 hereof, (a) either Borrower or NAFI, as the case may be, shall remain liable under the Contracts and the Underlying Transaction Documents to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of its rights in the Collateral shall not release either Borrower or NAFI, as the case may be, from any of its duties or obligations under the Contracts or the Underlying Transaction Documents and (c) Lender shall not have any obligations or liability under the Contracts by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         10.2 CREATION OF ACCOUNTS; INVESTMENTS.

         (a) Prior to the Closing Date, either the Borrower or NAFI shall, or shall cause the Servicer to establish with the Lender the following segregated trust account with the designations indicated: the Interest Reserve Account designated "First Union National Bank of North Carolina - National Financial Auto Funding Trust Interest Reserve Account."

         (b) Subject to the Intercreditor Agreement and Section 14.5, Prior to each advance made hereunder, the Borrower shall deposit in the Interest Reserve Account the amount necessary to maintain the Interest Reserve Account Deposit Amount as of the related advance date. Subject to the Intercreditor Agreement and Section 14.5, borrower hereby covenants and agrees that until all of the Obligations have been paid in full to the Lender, the funds on deposit in the Interest Reserve Account shall always be not less than the Interest Reserve Account Deposit Amount.

         (c) All amounts on deposit in the Interest Reserve Account shall upon the direction of the Lender be invested in Eligible Investments held by and in the name of the Lender maturing no later than the close of business on the Business Day immediately preceding the next Payment Date.

         (d) The Interest Reserve Account shall be the property of the Borrower, subject to the grant of a security interest therein to the Lender as set forth above, and shall be so treated for Income Tax informational reporting purposes. All earnings on amounts on deposit in the Interest Reserve Account shall be for the account of the Borrower and the Borrower agrees that it shall include such earnings in its income for Income Tax informational reporting purposes and the Lender shall not be liable for any taxes thereon.

         (e) Promptly upon the release of the Lien of this Agreement and the payment in full of all of the Obligations, the Lender shall release to the Borrower or its designee all amounts on deposit in the Interest Reserve Account, including all investments and interest thereon.

SECTION 11. RELATIONSHIP AMONG THE BANKS.

         11.1 APPOINTMENT AND AUTHORIZATION. Subject to the Intercreditor Agreement and Section 16.10 hereof, the Lender may elect to transfer (pursuant to a sale or participation) all or any portion of the Loan to one or more Banks, in which event, the Lender may act as the agent, on behalf of itself and such Banks under this Agreement (the "Agent") and under each of the other Transaction Documents and the Agent is authorized to take such action on behalf of itself and such Banks under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any

Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent.

         11.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         11.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Bank for any recital, statement, representation or warranty made by Borrower, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Borrower or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of Borrower or its Subsidiaries or its Subsidiaries.

         11.4 RELIANCE BY THE AGENT.

         (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the majority of Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the majority of Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions precedent specified in Section 12, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Transaction Documents shall have received notice from the Bank prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such borrowing.

         11.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Early Amortization Event, Event of Default or Potential Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent on behalf and for the benefit of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Event of Default or Potential Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Early Amortization Event, Event of Default or Potential Event of Default as shall be requested by the majority of Banks in accordance with this Agreement; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Early Amortization Event, Event of Default or Potential Event of Default as it shall deem advisable or in the best interest of the Banks.

         11.6 CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to Borrower under and pursuant to this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower, which may come into the possession of any of the Agent-Related Persons.

         11.7 INDEMNIFICATION BY BANKS. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorney fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the United States Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 11.7, together with all costs and expenses (including reasonable attorney fees). The obligation of the Banks in this Section 11.7 shall survive the payment of all Obligations.

         11.8 RESERVED.

         11.9 SUCCESSOR AGENT. Subject to the Intercreditor Agreement, the Agent may resign as Agent upon thirty (30) days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the majority of Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11.9 and Sections 11.13 and 11.14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the majority of Banks appoint a successor agent as provided for above.

         11.10 COLLATERAL MATTERS.

         (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Transaction Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant thereto.

         (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any lien granted to or held by the Agent upon any Collateral (i) upon termination of this Agreement and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Transaction Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower owned no interest at the time the lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) if approved, authorized or ratified in writing by the majority of Banks or all the Banks, as the case may be, or (vii) liens securing Indebtedness permitted under Section 6.13(c). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this
Section 11.10(b).

         11.11 NO PETITION COVENANT. Prior to the date that is one year and one day after the payment in full by the Borrower of all Indebtedness under this Agreement, each Bank agrees that it will not institute against Borrower or any Underlying Trust, or join any other Person in instituting against Borrower or any Underlying Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States, any state of the United States, or any other jurisdiction.

         11.12 DOCUMENTS. The Agent shall deliver to each Bank a copy of any document which is delivered to the Agent pursuant to this Agreement.

         11.13 INDEMNIFICATION BY BORROWER. Subject to the Intercreditor Agreement and Section 14.5, to the fullest extent permitted by law, the Borrower agrees to protect, indemnify, defend and hold harmless the Agent (solely in its capacity as Agent hereunder), each Bank (other than, for the purposes of this
Section 11.13, the Lender with respect to its role as Lender hereunder) and each of their respective directors, officers, employees and agents and any Person who controls any of them within the meaning of the federal, state and foreign securities laws (each an "Indemnitee") from and against any liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including in respect of or for attorney costs and other reasonable fees and other disbursements of counsel for and consultants of such Indemnities in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnities shall be designated a party thereto) based on any Federal, state, local or foreign law or other statutory regulation, including securities, environmental and commercial law or other statutory regulation, which arises under common law or at equitable cause or on contract or otherwise on account of or in connection with any matter or thing or any action or failure to act by Indemnities, or any of them, arising out of or relating to the Transaction Documents or any agreement or instrument contemplated by the Transaction Documents, except to the extent such liability arises from the willful misconduct or negligence of any of the Indemnitees (collectively, the "Indemnified Matter"). Upon receiving knowledge of any suit, claim or demand asserted by any Person that the Agent or any Bank believes is covered by this indemnity, the Agent or such Bank shall give the Borrower notice of the matter and an opportunity to defend it, at the Borrower's sole cost and expense, with legal counsel reasonably satisfactory to the Agent and the Banks. The Agent or the Banks may also require the Borrower to defend the matter. The obligations of the Borrower under this Section 11.13 shall survive the payment and performance of the Obligations and the termination of this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.13 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnities.

         11.14 COSTS AND EXPENSES. Subject to the Intercreditor Agreement and
Section 14.5, Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

         (a) pay or reimburse the Agent (other than in its capacity as the Lender) within five (5) Business Days after demand for all costs and expenses incurred by the Agent (other than in its capacity as the Lender) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Transaction Document and any other documents prepared in connection herewith (including any commitment letter and related documents preceding this Agreement) or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable attorney costs incurred by the Agent (other than in its capacity as the Lender) with respect hereto and thereto;

         (b) pay or reimburse the Agent (other than in its capacity as Lender) and each Bank within five (5) Business Days after demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceedings or appellate proceeding) under this Agreement, any other Transaction Document, and any such other documents, including reasonable attorney costs incurred by the Agent (other than in its capacity as Lender) and any Bank; and

         (c) pay or reimburse the Agent (other than in its capacity as the Lender) within five (5) Business Days after demand for all reasonable audit, environmental inspection and review. search and filing, registration and recording costs, fees and expenses, incurred or sustained by the Agent (other than in its capacity as Lender) in connection with the matters referred to under clauses (a) and (b) of this Section 11.14.

         11.15 RELIANCE BY THE BANKS. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by the Banks or the Agent be deemed to be material to and to have been relied upon by the Banks.

SECTION 12. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS.

         The obligation of 1he Lender to make any Revolving Loan is subject to the satisfaction of each of the following conditions precedent:

         12.1 NOTICE. The Lender shall have received timely notice of such Revoking Loan and such other documents required by Section 3.1 hereof.

         12.2 DEFAULT. Before and after giving effect to such Revolving Loan, no Early Amortization Event, Potential Event of Default or Event of Default shall have occurred and be continuing.

         12.3 WARRANTIES. Before and after giving effect to such Revolving Loan. the representations and warranties in Section 7 shall be true and correct in all respects as though made on the date of such Revolving Loan, and the Borrowing Base Certificate delivered together with the request for such Revolving Loan shall be properly prepared and accurate.

         12.4 ADDITIONAL DOCUMENTS; FINANCING STATEMENTS. Lender shall have received (a) acknowledgment copies (or other evidence of filing satisfactory to Lender) of financing statements (i) filed with the Secretary of the States in the Filing Locations naming Borrower as debtor, Lender as secured party, and the Collateral as collateral thereunder and (b) any release of lien by any third party with a security interest or other encumbrance on any of the Collateral other than Permitted Liens.

         12.5 NO MATERIAL ADVERSE CHANGE. Other than has been disclosed in writing to Lender, there shall have been no material adverse change in the financial condition, operation or assets of the Borrower or NAFI since December 31, 1998.

SECTION 13. CONDITIONS PRECEDENT TO INITIAL REVOLVING LOAN.

         The obligation of the Lender to make its initial Revolving Loan hereunder is subject to the satisfaction of the condition precedent, in addition to the applicable conditions precedent set forth in Section 12 above, that the Borrower shall have either delivered to the Lender all of the following, each duly executed and dated the date of the initial Revolving Loan, in form and substance satisfactory to the Lender or otherwise satisfied the Lender with regard to those conditions incapable of being delivered:

13.1 NOTE. The Note.

13.2 OTHER AGREEMENTS AND FINANCING STATEMENTS.

         (a) The fully-executed Irrevocable Instruction Letter, including the acknowledgments of Chase, Harris and Wilmington.

         (b) Letter Agreement executed by Harris, as custodian of each Underlying Transaction, in which Harris agrees to hold the Collateral for the benefit of the Lender, as Lender under this Agreement (but subordinate to the rights of FSA and the certificateholders and noteholders of the Underlying Transactions) until such day as this Agreement terminates (such day, the "FUNB Termination Date").

         (c) The written consent. agreement or covenant. as the case may be, of FSA, dated at or prior to the Closing Date, to:

         (i)      the agreements described in subparagraphs (a) and (b) of this
                  Section 13.2;

         (ii)     the revised FSA Spread Account requirement;

         (iii) release of Free Cash Flow directly from each Spread Account to the Lender after the revised FSA Spread Account requirement is reached and the instruction of FSA to each underlying Collateral Agent to do so;

         (iv)     execution, delivery and performance of this Agreement;

         (v) waiver of the requirement that NFAFT be the agent of any party financing cash flows;

         (vi) amendment of the other Underlying Transaction Documents, including the following amendments; (1) Section 203(m) of the 1995-1 Insurance and Indemnity Agreement and the 1996-1 Insurance and Indemnity Agreement; and (2) Section 206(l) of the 1997-1 Insurance and Indemnity Agreement and 1998-1 Insurance and Indemnity Agreement;

         (vii) that FSA will not amend any Underlying Transaction Document and will make reasonable commercial efforts not to consent or agree to the amendment of any Underlying Transaction Document that may adversely affect the interests of the Lender hereunder without the prior written consent of the Lender,

         (viii) covenant of FSA that it will, at such time as the interests of FSA in any Underlying Transaction is satisfied, promptly and irrevocably instruct each collateral agent of each Underlying Transaction to accept instructions only from the Lender from the time the interests of FSA in the Underlying Transactions are paid in full until the Lender informs FSA that the obligations have been paid in full;

         (ix) covenant of FSA that it will neither terminate nor consent or agree to the termination of any Underlying Transaction document until such time as it is notified in writing by the Lender that the Obligations have been paid in full; and

         (x)      covenant that FSA will promptly instruct each Custodian, to
                  (A) acknowledge the Lien, subordinated to the Lien of FSA, of the Lender on the related Contracts, (B)(i) immediately after the time that FSA's interests in such contracts are extinguished covenant that such Custodian will not act to affect adversely the interests of the Lender in the Contracts related to such Underlying Transaction and any other related Collateral that the Custodian holds, (C) to establish a bailment of such Contracts on behalf of the Lender that arises immediately upon the extinguishment of FSA's interests thereon and is maintained for a long as any of the Obligations hereunder are paid in full and (D) only accept the instructions of the Lender with respect thereto until such time as the Obligations paid in full.

         (d) An agreement by which the collateral agent for each Underlying Transaction acknowledges receipt of FSA's instruction to remit Free Cash Flow directly from each Underlying Spread Account to the Lender and the covenant of such collateral agent only to take instructions from the Lender with regard to any Collateral from the time that FSA so instructs it until such time as the Lender informs the collateral agent that the Obligations have been repaid in full;

         (e) UCCs filed with respect to the Free Cash Flow and other Collateral in the jurisdiction of the chief executive office of NFAFT;

         (e) UCC searches against NFAFT in the States of Delaware and Florida;

         (f) any and all other documentation, certifications and representations reasonably requested by the Lender.

         13.3 RESOLUTIONS.

         (a) A copy, duly certified by a Responsible Officer of either the Borrower or NAFI, of (i) the Trust Agreement of the Borrower or its certificateholder(s) of beneficial interest, as appropriate, authorizing or ratifying the execution and delivery of this Agreement, the Note and the other Transaction Documents and authorizing the borrowings hereunder, (ii) all documents evidencing other necessary corporate action and (iii) all approvals or consents, if any, with respect to this Agreement, the Note and the other Transaction Documents.

         (b) A copy, duly certified by the secretary or an assistant secretary of NAFI, of (i) the resolutions of NAFI's Board of Directors authorizing or ratifying the execution and delivery of this Agreement, the Note and the other Transaction Documents and authorizing the borrowings hereunder, (ii) all documents evidencing other necessary corporate action and (iii) all approvals or consents, if any, with respect to this Agreement, the Note and the other Transaction Documents.

13.4 INCUMBENCY CERTIFICATE.

         (a) A certificate of a trust officer of the Borrower or the secretary or an assistant secretary of the Borrower's certificateholders certifying the names of the Borrower's officers authorized to sign this Agreement, the Note and the other Transaction Documents to which it is a party, together with the true signatures of such officers.

         (b) A certificate of the secretary or an assistant secretary of NAFI certifying the names of NAFI's officers authorized to sign the Transaction Documents to which it is a party, together with the true signatures of such officers.

         13.5 BY-LAWS.

         (a) A copy, certified as true and correct by a trust officer of its trust agreement as amended.

         (b) A copy, certified as true and correct by the secretary or an assistant secretary of NAFI, of NAFI's By-laws.

         13.6 CERTIFICATE OF INCORPORATION.

         (a) A copy, certified by the Secretary of State of Delaware, of the Borrower's Certificate of Trust, together with all amendments thereto.

         (b) A copy, certified by the Secretary of State of Delaware, of NAFI's Certificate of Incorporation, together with all amendments thereto.

         13.7 GOOD STANDING.

         (a) A current Good Standing Certificate issued by the Secretary of State of Delaware where the Borrower is qualified to do business.

         (b) A current Good Standing Certificate issued by the Secretary of State of Delaware where NAFI is qualified to do business.

         13.8 UCC SEARCHES. Delivery to the Lender of UCC Search Reports bringing down to a date within the week of the initial advance those UCC Searches delivered to the Lender with respect to the Borrower and NAFI on or prior to the Closing Date.

         13.9 FEES AND COSTS. Evidence to the Lender's reasonable satisfaction that the Borrower shall have paid in immediately available funds all costs and expenses of Lender incurred in connection with negotiation and documentation of the Transaction Documents including, but not limited to, the fees and disbursements of its counsel.

         13.10 OTHER TRANSACTION DOCUMENT CONDITIONS. Evidence to the Lender's reasonable satisfaction that all conditions set forth in all other Transaction Documents have been fulfilled.

         13.11 DUE DILIGENCE. Completion, satisfactory to the Lender in its reasonable discretion, of its due diligence investigation of the Contracts by Baker and Associates or by Lender itself and other Lender agents as reasonably requested by Lender.

         13.12 RELIANCE LETTERS. Receipt by the Lender of reliance letters satisfactory to the Lender and its counsel from the Borrower's counsel as to those opinions given by the Borrower's counsel at the closing of each of the Underlying Transactions, including and not limited to, previously issued tax, true sale, perfection and nonconsolidation opinions.

         13.13 RESERVED.

         13.14 NO MATERIAL ADVERSE CHANGE. A certificate of the Co-Trustee of Borrower or a Responsible Officer of NAFI stating that there has been no material adverse change in the financial condition, operations or assets since the December 31, 1998 of either the Borrower or NAFI.

         13.15 RESERVED.

         13.16 OPINIONS. (A) Originally executed copies of the opinions of NFAFT's counsel agreed to on the Closing Date, to the effect that: (i) on or prior to the Closing Date, the Lender has a first-priority perfected security interest in the First Priority Collateral and a perfected security interest in all other Collateral subordinate only to that of the Underlying Trustee for each Underlying Transactions, (ii) upon the filing of a bankruptcy petition with respect to NAFI, (a) NFAFT would not be consolidated with NAFI, (b) the automatic stay provisions of the Bankruptcy Code would not apply with respect to any payment in respect of the Collateral to the Lender, (c) none of the Collateral would become property of NAFI's estate; and (B) opinion of counsel for each of Chase, Harris and Wilmington, to the effect that each of their signatures as trustees under the Underlying Transaction Documents and all documents, certificates, instruments and filings related thereto are legal, valid binding, duly authorized, etc., and that there are no conflicts, etc., and that such Underlying Trustee is duly organized.

         13.17 CERTIFIED COPIES OF UNDERLYING TRANSACTION DOCUMENTS. (i) Copies of the Underlying Transaction Documents requested by the Lender (including, but not limited to, those documents set forth in Section 7.7) and certified by the Borrower or NAFI, including but not limited to the 1995-1 Pooling and Servicing Agreement, the 1996-1 Pooling and Servicing Agreement, the 1997-1 Sale and Servicing Agreement, the 1998-1 Sale and Servicing Agreement, the 1997-1 Indenture, the 1998-1 Indenture and the trust agreement of the Borrower and of each issuer in each of the Underlying Transactions; and (ii) copies, certified by the Borrower or NAFI, of the Servicing, Custodial and Back-up Servicing Agreements in effect for the Underlying Transactions.

         13.18 OTHER AGREEMENTS. Any other agreements or documents reasonably requested by Lender as the Lender deems necessary.

SECTION 14. EVENTS OF DEFAULT AND REMEDIES.

         14.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default:

         (a) Failure to Pay. Borrower fails to pay any sum when due pursuant to the terms hereof and such failure to pay continues for more than two (2) Business Days; provided, however, that a failure to pay interest or any Term Loan Monthly Principal on the Loan on any Payment Date other than the Maturity Date shall not be an Event of Default hereunder, but shall constitute an Interest Arrearage or Term Loan Monthly Principal Arrearage, respectively, payable on the earlier of the Maturity Date or the immediately succeeding Payment Date;

         (b) Failure to Perform. Either the Borrower or NAFI fails or neglects to perform, keep or observe in any material respect any of the affirmative covenants contained in this Agreement or in any other Transaction Document within thirty (30) calendar days after Borrower shall become aware thereof, whether by written notice from Lender or otherwise;

         (c) Warranty. Any representation, warranty or negative covenant made by the Borrower or NAFI herein shall be untrue in any material respect when made or deemed made; or any schedule, statement, report, notice or certificate specifically required herein to be furnished by the Borrower or NAFI to the Lender shall be untrue in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by the Borrower or NAFI to the Lender herein shall be untrue or misleading in any material respect on or as of the date made or deemed made;

         (d) Insolvency. The Borrower becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or for a substantial part of the property of the Borrower, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of the property of the Borrower and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Borrower and, if instituted against the Borrower, is consented to or acquiesced in by the Borrower or remains for 30 days undismissed; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Borrower which is not released within 30 days of service;

         (e) Cross-Defaults. The occurrence of any "Default", "Event of Default" or other event that, upon the occurrence thereof, permits the trustee or securityholders related thereto to foreclose upon or liquidate the related collateral or terminate the servicer thereof by NAFI, the

Borrower or any other member of the NAFI Group under any credit agreement, security agreement, indenture, pooling and servicing agreement, sale and servicing agreement, servicing contract, sale agreement, transfer agreement, or other similar agreement, document or contract (after giving effect to any grace period set forth in the related transaction document applicable thereto) to which NAFI or the Borrower or any Affiliate of either is a party and such Default, Event of Default or other event is neither cured nor waived;

         14.2 WAIVER OF DEFAULT. An Event of Default may be waived only with the written consent of Lender. Any Event of Default so waived shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising from any such subsequent like default.

         14.3 REMEDIES. (a) Upon the occurrence and continuance of any Event of Default, Lender shall have no further obligation to advance money, extend credit to or for the benefit of Borrower or undertake any other liability or obligation.

         Subject to the Intercreditor Agreement and Section 14.5 hereof, if an Event of Default has occurred and is continuing, Lender may, at its option, do any one or more of the following:

         (i) after the Final Insurance Termination Date and the termination of the Intercreditor Agreement, declare all or any of the Obligations of the Borrower to be immediately due and payable, and upon such declaration such obligations so declared due and payable shall immediately become due and payable;

         (ii) terminate this Agreement; or

         (iii) after the Final Insurance Termination Date and the termination of the Intercreditor Agreement in lieu of or in addition to exercising any other power hereby granted, may upon notice to Borrower, proceed by an action or actions in equity or at law for the seizure and/or sale of the Collateral or any part thereof, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral or any part thereof or for the enforcement of any other appropriate equitable or legal remedy; and upon the commencement of judicial proceedings by Lender to enforce any right under this Agreement, or contained in the Collateral and Lender shall be entitled as a matter of right against Borrower to such appointment of a receiver, without regard to the adequacy of the security by virtue of this Agreement or any other collateral or to the solvency of Borrower.

         (b) Subject to the Intercreditor Agreement, all cash proceeds received by Lender in respect of any possession, seizen or sale of, collection from or other realization upon all or any part of the Collateral pursuant to this
Section 14.3 shall be applied as follows:

         (i) first, to the payment of all costs and expenses incident to the enforcement of this Agreement or the protection of the Collateral, including but not limited to reasonable compensation to the agents, contractors and attorneys of Lender;

         (ii) second, to the payment of all other Obligations, initially to any Interest Arrearage, then to any other interest due and owing, thereafter to reduce all principal on the Note until the outstanding balance on the Note shall equal zero and finally, to any other Obligations not previously paid;

         (iii) third, to the payment in full of other amounts owed by the Borrower or NAFI to the Lender pursuant to any other agreement, indenture, contract, instruments or document; and

         (iv) fourth, the remainder, if any, to Borrower or to whomever may be lawfully entitled to receive such remainder.

         (c) Subject to the Intercreditor Agreement, the Lender shall have the right to become the purchaser at any public or private sale made pursuant to the provisions of this Section 14.3 and shall have the right to credit against the amount of the bid made therefor the amount payable to the purchasing Lender out of the net proceeds of such sale. Absent manifest error, recitals contained in any conveyance to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, nonpayment of the Obligations and advertisement and conduct of such sale in the manner provided herein. Borrower does hereby ratify and confirm all legal acts that Lender may do in carrying out the provisions of this
Section 14.3.

         (d) Subject to the Intercreditor Agreement, any sale, seizure, taking or ownership of the Collateral or any part thereof pursuant to the provisions of this Section 14.3 shall operate to divest all right, title, interest, claim and demand of Borrower or NAFI, as the case may be, in and to the Property sold and shall be a perpetual bar against Borrower and NAFI. Nevertheless, if requested by Lender so to do, either the Borrower or NAFI shall join in the execution, acknowledgment and delivery of all proper conveyances, assignments and transfers of the Property so sold. It shall not be necessary for Lender to have physically present or constructively in its possession any of the Collateral at any such sale, and either the Borrower or NAFI shall deliver all of the Collateral to the purchaser at such sale on the date of sale and, if it should be impossible or impracticable then to take actual delivery of the Collateral, the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

         (e) Subject to any requirements of applicable law, neither the Borrower, NAFI nor any of their Affiliates shall at any time have or assert any right, under any law pertaining to the marshaling of assets, the sale of Property in the inverse order of alienation, the administration of estates of decedents, appraisement, valuation, stay, extension or redemption now or hereafter in force in order to prevent or hinder the rights of Lender or any purchaser of the Collateral or any part thereof under this Agreement, and Borrower or NAFI, to the extent permitted by applicable law, hereby waives the benefit of all such laws.

         (f) Subject to the Intercreditor Agreement, upon any sale made under the powers of sale herein granted and conferred, the receipt of Lender shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of Lender, be obliged to see to the application thereof or be in otherwise answerable for any loss, misapplication or nonapplication thereof.

         (g) Subject to the Intercreditor Agreement, if Borrower of NAFI fails to perform any agreement contained herein, then the Lender may perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall constitute additional Obligations and shall be payable by NAFI under Section 15 hereof.

         (h) Subject to the Intercreditor Agreement, if an Event of Default hereunder has occurred and is continuing, the Borrower and NAFI hereby appoint the Lender as attorney-in-fact to exercise all rights of the Borrower and NAFI under the Underlying Transaction Documents, including the right to direct the Underlying Trustees to the extent that the Borrower is entitled to so under the Underlying Transaction Documents.

         14.4 RIGHTS AND REMEDIES CUMULATIVE. The enumeration of the rights and remedies of Lender set forth in this Agreement is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Transaction Documents and the Underlying Transaction Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Early Amortization Event, Event of Default or Potential Event of Default. No course of dealing between NAFI, Borrower and Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the Transaction Documents or to constitute a waiver of any Event of Default or Potential Event of Default.

         14.5 INTERCREDITOR AGREEMENT; LIMITATION ON AMOUNTS DUE. (a) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the rights of the Lender to exercise any remedies hereunder or otherwise under law or in equity are subject to the terms of the Intercreditor Agreement. Notwithstanding anything in this Agreement, in any other Transaction Document or otherwise, until the Final Insurance Termination Date, all rights and remedies of the Lender under this Agreement, in any other Transaction Document or otherwise, whether at law or in equity, are subject to and limited by the Intercreditor agreement. In the event of any contradiction or ambiguity between any Transaction Document and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern. All disputes with respect to matters addressed in the Intercreditor Agreement shall be determinated by reference to the Intercreditor Agreement exclusively and no provision of this Agreement or any other Transaction Document should be interpreted as altering, amending explaining or clarifying any provision of the Intercreditor Agreement.

         (b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, no obligation or liability shall become due and payable hereunder at any time before the Final Insurance Termination Date if the effect of such obligation or liability becoming due would be to cause the Borrower to not be Solvent. Subject to the terms of the Intercreditor Agreement, any amount that is prevented by operation of this restriction from becoming due and payable may, at the option of the Lender, become an arrearage that becomes due and payable no earlier than the first to occur of the date upon which Borrower can satisfy such obligation or liability in full and remain Solvent and the day following the Final Insurance Termination Date.

         (c) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the total amount of principal due under this Agreement and any other Transaction Document, excluding interest and any arrearages of interest but including any arrearages of principal, shall not at any time exceed $8,000,000 (eight million dollars).

SECTION 15. EXPENSES AND INDEMNITIES.

         15.1 EXPENSES. Subject to the Intercreditor Agreement and Section 14.5, Borrower and NAFI agree to pay promptly on demand, and in any event within thirty (30) days of the invoice date therefor, (a) costs, expenses, charges and other disbursements of the Lender incurred in connection with the negotiation, preparation, execution, administration, continuation (including without limitation all costs, expenses, charges and other disbursements incurred by or on behalf of Lender in connection with the preparation and execution of the Transaction Documents; (b) reasonable attorneys' fees and allocated expenses of outside counsel incurred by or on behalf of Lender in connection with the preparation of the Transaction Documents, amendments and consents thereto of the Underlying Transaction Documents and all amendments and modifications thereof, extensions thereto or substitutions therefor, and all reasonable attorney's fees and allocated expenses of outside counsel in connection with the furnishing of opinions of counsel (including, without limitation, any opinions reasonably requested by Lender as to any legal matters arising hereunder) and of Borrower's and NAFI's performance of and compliance with all agreements and conditions contained herein or in any of the other Transaction Documents on its part to be performed or complied with; and (c) regardless of the existence of an Early Amortization Event, Event of Default or Potential Event of Default, all legal, appraisal, audit, accounting, consulting or other fees, costs, expenses, charges or other disbursements incurred by or on behalf of Lender in connection with any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender or any other Person and which Lender or such other Person is the prevailing party) seeking to enforce any Obligations of, or collecting any payments due from either the Borrower or NAFI under this Agreement and the Note, all of which amounts shall be deemed to be part of the Obligations.

         15.2 INDEMNIFICATION. (a) GENERAL INDEMNITY. Subject to the Intercreditor Agreement and Section 14.5.

         (i) to the fullest extent permitted under applicable law, either the Borrower or NAFI shall pay, indemnify, and hold Lender and its employees (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, penalties, actions, judgements, suits, costs, expenses and damages (including reasonable attorney's fees) arising directly from any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding), (i) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Borrower or NAFI, as the case may be; (ii) the breach by the Borrower or NAFI, as the case may be, of any representation, warranty or covenant under this Agreement; or (iii) the violation by the Borrower or NAFI of any federal, state or foreign law, rule or regulation, or any judgment, order or decree applicable to it; whether or not any Indemnified Person is a party hereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that neither the Borrower nor NAFI shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence, willful misconduct or violation of the Transaction Documents by any Indemnified Person;

         (ii) to the fullest extent permitted under applicable law, each of the Borrower and NAFI hereby acknowledges and agrees that it shall upon demand, indemnify, protect, save, defend and hold harmless the Lender, from and against any and all obligations, fees, liabilities, losses, damages, penalties claims, demands, actions, suits, judgments, costs and expenses, including reasonable legal expenses and attorneys fees, of every kind and nature whatsoever (collectively, "INDEMNIFIABLE EXPENSES"), imposed on, incurred by, or asserted against the Lender by any Person in connection with any (i) Revived Claim (as defined in the Intercreditor Agreement) and (ii) payments made by the Lender in connection with preference payments made to Noteholders and Certificateholders (each as defined in the Intercreditor Agreement), pursuant to certain provisions of the relevant Underlying Transaction Documents, including, but not limited to
Section 4.05 of the 1995-1 and 1996-1 Pooling and Servicing Agreements, Section
5.19 of the 1997-1 and 1998-1 Indentures and Section 6.2 of the 1997-1 and 1998-1 Sale and Servicing Agreement; and

         (iii) to the fullest extent permitted under applicable law, each of the Borrower and NAFI hereby acknowledges and agrees that it shall upon demand, indemnify, protect, save, defend and hold harmless the Lender from Indemnifiable Expenses resulting in an out-of-pocket expenditure or payment by the Lender to the extent such Indemnifiable Expenses resulted from the existence of the Transaction Documents or any of the accommodations, consents or waivers made by the Lender with respect to either FSA's or the Senior Lien Holder's (each as defined in the Intercreditor Agreement) rights or remedies thereunder.

         (b) PROCEDURES FOR SUITS. If a claim is made for which a party seeks indemnification hereunder, the indemnified party and any counsel retained by it shall consult with the indemnifying party on all material issues and matters with respect thereto and the indemnifying party will have no liability hereunder with respect to any claim if the indemnifying party has not consented (which consent shall not be unreasonably withheld) to the resolution or handling of any such matter or issue, including, without limitation, any settlement made without the indemnifying party's prior written consent.

         (c) SURVIVAL; DEFENSE. The obligations in this Section 15.2 shall survive the termination of the Transaction Documents and payment of all other Obligations. Subject to the Intercreditor Agreement and Section 14.5, at the election of either the Borrower or NAFI, either the Borrower or NAFI shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the cost and expense of either the Borrower or NAFI. Subject to the Intercreditor Agreement and Section 14.5, all amounts owing under this Section 15.2 shall be paid within thirty (30) days after written demand.

SECTION 16. MISCELLANEOUS.

         16.1 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of the Transaction Documents and the making of the Loan hereunder.

         16.2 NO WAIVER BY LENDER. No failure or delay on the part of Lender in the exercise of any power, right or privilege under this Agreement, the Note or any of the other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         16.3 NOTICES. Except as otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, facsimile, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, or by Federal Express or other nationally recognized overnight courier service, postage prepaid and confirmation of receipt requested, and addressed as set forth on the signature pages to this Agreement or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which the same shall have been personally delivered, with receipt acknowledged, or sent by telex, facsimile, telecopy; or computer transmission (with appropriate confirmation), three (3) Business Days after the same shall have been deposited in the United States mail or on the next succeeding Business Day if the same has been sent by Federal Express or other nationally recognized overnight courier service. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Copies of all such notices, demands, requests, consents, approvals, declarations or other communications sent by Lender or Borrower under the Transaction
Documents must be simultaneously transmitted to the applicable Underlying Trustee and FSA.

         16.4 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         16.5 SEVERABILITY. Whenever possible, each provision of this Agreement, the Note and each of the other Transaction Documents shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Agreement, the Note or any of the other Transaction Documents shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

         16.6 ENTIRE AGREEMENT; CONSTRUCTION; AMENDMENTS AND WAIVERS.

         (a) This Agreement, the Note, the Intercreditor Agreement and each of the other Transaction Documents dated as of the date hereof. taken together, constitute and contain the entire agreement among NAFI, Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

         (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower, NAFI, the Lender and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower, NAFI or Lender. Borrower, NAFI and Lender agree that they intend the literal words of this Agreement and the other Transaction Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

         (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Transaction Documents shall not be effective unless set forth in a writing signed by Borrower and Lender. Any waiver or consent with respect to any provision of the Transaction Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower or NAFI in any case shall entitle Borrower or NAFI to any other or further notice or demand in similar or other circumstances.

         16.7 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender be deemed to have been relied upon by Lender.

         16.8 MARSHALING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshall any assets in favor of Borrower or NAFI or any other person or against or in payment of any or all of the Obligations. To the extent that Borrower or NAFI makes a payment or payments to Lender, or Lender enforces its rights in the Collateral and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under Title 11 of the United States Code or under any other similar federal or state law, common law or equitable cause, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         16.9 NO SET-OFFS BY BORROWER OR NAFI. All sums payable by Borrower or NAFI pursuant to this Agreement, the Note or any of the other Transaction Documents shall be payable without notice or demand and shall be payable in United States dollars without set-off or reduction of any manner whatsoever.

         16.10 BINDING EFFECT, ASSIGNMENT AND TRANSFER. This Agreement, the Note and the other Transaction Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that Borrower or NAFI may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender. So long as the Intercreditor Agreement is in effect, all legal and beneficial interest in the Obligations and any Lien securing the Obligations shall be held solely by and solely for the benefit of First Union National Bank unless and until FSA consents in writing to any proposed assignment, participation, pledge, or other transfer or disposition, which consent of FSA can be withheld arbitrarily, for any reason or for no reason. Any purported, transfer or disposition, of any interest in the Obligations or of any Lien securing the Obligations without such consent of FSA shall be null and void and the Obligations shall be non-payable and uncollectible and such Lien unenforceable so long as they are held by any such transferee not so consented to, without affecting such obligations or liens held by the Lender. After the Intercreditor Agreement has expired in accordance with its terms, Lender shall
(i) have the right to sell and assign to any Person all or any portion of its interest under this Agreement, the Note and the other Transaction Documents and
(ii) to grant any participation or other interest herein or therein provided, however, that after any such sale, assignment or participation, Lender shall have the right, without the consent of any purchaser, assignee or participant, to grant any consent or waiver or take any other action hereunder, or agree to any amendment hereof. No sale, assignment or participation grant shall result in requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

         16.11 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         16.12 EQUITABLE RELIEF. Borrower and NAFI recognize that, in the event Borrower or NAFI fail to perform, observe or discharge any of its obligations or liabilities under this

Agreement, the Note or any of the other Transaction Documents, any remedy at law may prove to be inadequate relief to Lender.

         16.13 GOVERNING LAW. Except as otherwise expressly provided in any of the Transaction Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws which would result in the application of the laws of another jurisdiction, and any applicable laws of the United States of America.

         16.14 CONSENT TO JURISDICTION. Borrower and NAFI hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenberg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Note and the other Transaction Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Borrower and NAFI hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by Lender in connection with this Agreement or the other Transaction Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its Property. Nothing in this Section 16.14 shall affect the right of the Lender to serve legal process in any other manner permitted by applicable law or affect the right of Lender to bring any action or proceeding against Borrower or its properties in the courts of any other jurisdictions. Nothing in this section shall be deemed to restrict the rights that either the Borrower or NAFI may otherwise have to file suit in the courts of any other jurisdiction. Notwithstanding the other provisions of this Section, any dispute arising between FSA and the Lender with respect to either the Intercreditor Agreement or other disputes referenced in Section 3.11 thereof shall be adjudicated pursuant to Section 3.11 of the Intercreditor Agreement.

         16.15 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, LENDER, NAFI AND BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         16.16 NO PETITION BY LENDER OR AGENT. Notwithstanding the provisions of
Section 14(a)(iii), each of the Lender and Agent agree and covenant that prior to the date which is one year and one day after the payment in full of all Loans made by the Lender, it will not institute against, or join any other Person in instituting against, the Borrower or any Underlying Trust, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law. This Section 16.16 shall survive the termination of this Agreement.

         16.17 LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank Delaware (as successor to Chase Manhattan Bank USA, N.A.), not individually or personally but solely as Owner Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank Delaware (as successor to Chase Manhattan Bank USA, N.A.) but is made and intended for the purpose of binding only the Borrower and (c) under no circumstances shall Chase Manhattan Bank Delaware (as successor to Chase Manhattan Bank USA, N.A.) be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or the other Transaction Documents.

         16.18 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect on the date hereof;

         (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

         (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         (g) the term "Lender", upon the exercise of the Lender's right to become the Agent pursuant to Section 11 when used in conjunction with the exercise of rights granted hereunder, shall be deemed to be Agent.

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.
NATIONAL FINANCIAL AUTO FUNDING TRUST,
as Borrower

By: CHASE MANHATTAN BANK DELAWARE (as successor to Chase Manhattan Bank USA, N.A.), not in its individual capacity, but solely as Owner Trustee for National Financial Auto Funding Trust

By: /s/ DENIS KELLY
   ----------------------------------

Printed Name: Denis Kelly

Title: Trust Officer

Notice to be sent to:

National Financial Auto Funding Trust
10302 Deerwood Park Blvd., Suite 100
Jacksonville, FL 32256
Attention:
          ---------------------

Telephone: (904) 996-2500
Facsimile: (904) 996-2557

FIRST UNION NATIONAL BANK,
as Lender

By /s/ TERENCE P. BEGLEY
   ----------------------------
Printed Name: Terence P. Begley

Title: Senior Vice President

Notice to be sent to:

First Union National Bank
One First Union Center
301 South College Street, TW-10
Charlotte, NC 28288-0610
Attention: Reggie Imamura
Telephone: 704/374-6501
Facsimile: 704/374-3254

                                NATIONAL AUTO FINANCE COMPANY, INC.

                                By /s/ KEITH B. STEIN
                                  ----------------------------------------------

                                Printed Name: Keith B. Stein
                                             -----------------------------------

                                Title: Vice Chairman and Chief Executive Officer
                                      ------------------------------------------
                                Notices to be sent to:

                                10302 Deerwood Park Blvd.
                                Suite 100
                                Jacksonville, FL 32256
                                Attention: Keith B. Stein

                                Telephone: (904) 996-2548
                                Facsimile: (904) 996-2557

                                   EXHIBIT A

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED, AND NO TRANSFER HEREOF MAY BE EFFECTED UNLESS THE TRANSACTION RELATING THERETO SHALL BE EXEMPT WITHIN THE MEANING OF SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER

                                      NOTE

Up to $8.000,000.00                                         Dated: April 7, 1999
                                                             Due: March 31, 2005

         FOR VALUE RECEIVED, National Financial Auto Funding Trust ("Borrower ") hereby promises to pay to First Union National Bank ("Lender "), at its office located at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288, the principal sum of EIGHT MILLION Dollars ($8,000,000.00) or such lesser portion thereof as has been advanced by Lender, together with interest thereon, pursuant to the Revolving Credit, Term Loan and Security Agreement dated as of March 31, 1999 between Borrower and Lender (the "Agreement"). Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. Principal and interest shall be due and payable on this Note in accordance with the Agreement.

         All payments under this Note shall be made by Borrower in lawful money of the United States of America in immediately available funds delivered to Lender, not later than 11:00 a.m., North Carolina time, on the date due at First Union National Bank, One First Union Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: Hannah Carmody, or such other place within the United States as shall have been designated in writing by Lender, unless Lender shall have withdrawn the amount of such payment from the Collection Account or the Security Deposit Account pursuant to the Agreement.

         This Note is the Note referred to in, and secured by, the Agreement, to which reference is made as to the nature and extent of the security ("Collateral") for this Note, the rights of Lender, Borrower and any holder of this Note with respect to the Collateral and the acceleration of the maturity of this Note. The Borrower may prepay this Note, in whole or in part, in the manner, to the extent, under the circumstances, and subject to any additional payments provided for in the Agreement, and not otherwise.

         Borrower promises to pay interest on the aggregate unpaid principal amount hereof from time to time outstanding at the rate and on the dates set forth in the Agreement. All payments of principal and, to the extent permitted by law, interest, shall be paid on the dates set forth in the Agreement.

         The Borrower hereby authorizes the Lender to endorse on the schedule of advances, loans, payments and reductions due under the Note annexed hereto as
Schedule I all advances, payments, loans and all reductions on the balance due under the Note, which endorsements shall, in the absence of manifest error, be conclusive as to such balance: provided, however, that the failure to make such notation with respect to the original principal sum, advance, reduction or payment on the balance due under the Note shall not limit or otherwise affect the obligations of the Borrower under the Agreement or this Note.

         This Note is the Note referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for optional prepayment of the principal hereof prior to the maturity thereof, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and applicable federal law.

         Except as expressly provided in the Agreement, the Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank Delaware (as successor to Chase Manhattan Bank USA, N.A.), not individually or personally but solely as Owner Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank Delaware (as successor to Chase Manhattan Bank USA, N.A.) but is made and intended for the purpose of binding only the Borrower and (c) under no circumstances shall Chase Manhattan Bank Delaware (as successor to Chase Manhattan Ban USA, N.A.) be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under the Agreement or the other Transaction Documents.

         This Note is subject to (a) the restrictions contained in Section 14.5 of the Agreement and (b) the terms and conditions of the Intercreditor Agreement. Any transfer or pledge of any interest in this Note is subject to the transfer restrictions in Section 16.10 of the Agreement and in the Intercreditor Agreement.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                              NATIONAL FINANCIAL AUTO FUNDING TRUST

                              By: CHASE MANHATTAN BANK DELAWARE, not in its
                                  individual capacity but solely as Owner
                                  Trustee for National Financial Auto Funding
                                  Trust

                              By: /s/ EXECUTED BY AUTHORIZED OFFICER
                                 -----------------------------------------------

                              Title:
                                    --------------------------------------------

                                   SCHEDULE I

              SCHEDULE OF ADVANCES, NOTE PAYMENTS AND NOTE BALANCE


              Amount of     Payment of     Payment of
     Date      Advance       Principal      Interest      Balance of Note
  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

  --------- ------------- -------------- -------------- -------------------

                                  EXHIBIT B-1

                         FORM OF REQUEST FOR BORROWING

                                                         ,
                                   ----------------------  ------

First Union National Bank
One First Union Center TW-10
301 South College Street
Charlotte, North Carolina 28288-0610

Attention:
          ----------------------------

Ladies/Gentlemen:

Reference is made to the Revolving Credit, Term Loan and Security Agreement dated as of March 31, 1999 (as the same may be amended, supplemented or otherwise modified, the "Agreement") between National Financial Auto Funding Trust and First Union National Bank. All terms used herein which are defined in the Agreement shall have the same meaning herein as therein.

Pursuant to Section 3.1 [(b)]/[(c)] of the Agreement, this Notice of Borrowing in respect of the Revolving Loans represents the request of the undersigned to borrow on ____________, _____ (the "Borrowing Date") a Revolving Loan in an aggregate principal amount of $___________ . The proceeds of such Revolving Loan are to be deposited on the Borrowing Date in the Borrower's Account in immediately available funds.

[FOR DRAWS UNDER 3.1(b) USE THE FOLLOWING PARAGRAPH]
Attached hereto is an Addition Certificate indicating that Additional Free Cash Flows with an aggregate Contract Balance of $_______ were added to the Collateral on _____________, _____ in accordance with Section [10.3] [10.4] of the Agreement. The undersigned hereby certifies that all of the requirements of Section [10.3] [10.4] of the Agreement and all of the conditions precedent set forth in Section 12 of the Agreement have been satisfied.

[FOR DRAWS UNDER 3.1(c) USE THE FOLLOWING PARAGRAPH]
The undersigned hereby certifies that as of the Borrowing Date (i) all of the conditions precedent contained in Section 12 of the Agreement have been satisfied and (ii) the aggregate amount of the outstanding Revolving Loans (after giving effect to the Revolving Loan requested hereunder) does not exceed the Borrowing Base as set forth in the attached Borrowing Base Certificate dated as of ____________, _____.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Notice of Borrowing as of this ____ day of ____________, ____.

                                       NATIONAL FINANCIAL AUTO FUNDING TRUST

                                       By: CHASE MANHATTAN BANK DELAWARE, not in
                                           its individual capacity but solely as
                                           Owner Trustee for National Financial
                                           Auto Funding Trust

                                       By: /s/ Executed By Authorized Officer
                                          --------------------------------------
                                       Name:   Executed By Authorized Officer
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE


                                                        ,
                                   ---------------------  ------


First Union National Bank
One First Union Center TW-10
301 South College Street
Charlotte, North Carolina 28288-0610

Attention:
           ------------------------------

Ladies/Gentlemen:

Reference is made to the Revolving Credit, Term Loan and Security Agreement dated as of March 31, 1999 (as the same may be amended, supplemented or otherwise modified, the "Agreement") between National Financial Auto Funding Trust and First Union National Bank. All terms used herein which are defined in the Agreement shall have the same meaning herein as therein.

Pursuant to Section 3 and Section 8.1(a) of the Agreement, the undersigned hereby certifies (i) that the aggregate outstanding principal balance of the Revolving Loans on _________, _____ (the "Calculation Date") was (a) $_____________, and (b) did not exceed the Facility Amount, (ii) that the Borrowing Base on such date was $_______________ and (iii) the representations contained in Section 7 of the Agreement are true and correct on the Addition Date related hereto. The related calculations are set forth in Schedule I hereto.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Borrowing Base Certificate as of this ___ day of ___________, _____.

                                    NATIONAL FINANCIAL AUTO FUNDING TRUST

                                    By: CHASE MANHATTAN BANK DELAWARE, not in
                                        its individual capacity but solely as
                                        Owner Trustee for National Financial
                                        Auto Funding Trust

                                    By: /s/ Executed By Authorized Officer
                                       -----------------------------------------
                                    Name:   Executed By Authorized Officer
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                FORM OF SCHEDULE 1 TO BORROWING BASE CERTIFICATE

                                   SCHEDULE 1
                                       TO
                           BORROWING BASE CERTIFICATE
                             DATED ___________, ____

                              [(FUNB TO PROVIDE)]

                                    EXHIBIT D

                          FORM OF SWAP PAYMENT SCHEDULE

  Payment Date      Scheduled Payments       Servicing Fee       Payment due to Swap Counterparty     Scheduled Principal Payment
  ------------      ------------------       -------------       --------------------------------     ---------------------------

                                    EXHIBIT E
                         BORROWER'S ACCOUNT INFORMATION

                                    EXHIBIT F
                       DEFINITIONS OF "AVAILABLE AMOUNTS"

     The following are the definitions of Available Amounts set forth with respect to each of the Original Underlying Transactions as of the closing date related thereto and the Closing Date.

     For the 1995-1 Transaction and the 1996-1 Transaction, the definition of "Available Amounts" is as follows:

         Available Amount: With respect to any Distribution Date, an amount equal to (i) the amount on deposit in the Certificate Account on the preceding Distribution Date after giving effect to all withdrawals therefrom on such preceding Distribution Date, plus (ii) the amount, if any, to be transferred by the Trustee to the Certificate Account from the Pre-Funding Period Reserve Account, the Revolving Account and/or the Pre-Funding Account on such Distribution Date pursuant to Section 3.12(b), Section 3.13(b) or Section 3.14(b), as applicable, plus (iii) the amount to be transferred by the Trustee to the Certificate Account from the Collection Account on such Distribution Date pursuant to
         Section 3. 1 0 (b), plus (iv) any amounts paid by the Certificate Insurer to the Trustee pursuant to Section 4.04(e) hereof for distribution to the Certificateholders on such Distribution Date.

and, with respect to 1997-1 Transaction and the 1998-1 Transaction, the definition of "Available Amounts" is:

         "Available Amount" means, with respect to any Distribution Date, an amount equal to the sum of (i) the amount on deposit in the Distribution Account on the preceding Distribution Date after giving effect to all withdrawals therefrom on such preceding Distribution Date, (ii) the amount, if any, to be transferred by the Trust Collateral Agent to the Distribution Account from the Pre-Funding Period Reserve Account and/or the Pre-Funding Account, if any, as provided herein, (iii) the amount to be transferred by the Trust Collateral Agent to the Distribution Account from the Collection Account on such Distribution Date pursuant to Section 5.1(c), and (iv) any amounts paid by the Insurer to the Trust Collateral Agent pursuant to Section 5.11 hereof for distribution on such Distribution Date.

Capitalized terms used in either of the foregoing definitions shall be deemed to have the meaning set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be, as of the closing date related thereto.